                 UNITED STATES SECURITES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 25, 1997

                          Caribiner International, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                          (State of Other Jurisdiction
                                of Incorporation)


         1-14234                                            13-3466655
       (Commission                                        (IRS Employer
       File Number)                                    Identification No.)

                16 West 61st Street, New York,        NY 10023
           (Address of Principal Executive Offices)  (Zip Code)

       Registrant's telephone number, including area code: (212) 541-5300

          (Former Name or Former Address, if Changed Since Last Report)

The Current Report on Form 8-K of Caribiner International, Inc. (the "Company"), initially filed with the Securities and Exchange Commission (the "Commission") on December 9, 1997, is hereby amended by this Form 8-K/A so as to comply with the instructions to Item 7 of Form 8-K and the provisions of Rule 3-05 of Regulation S-X. The historical financial statements for the most recent three fiscal years and latest interim period preceding the acquisition of Visual Action Holdings plc ("VAH") have been included in this Form 8-K/A. The pro forma effects of the acquisition of VAH, as well as the acquisitions of Video Supply Company, Inc. d/b/a Projexions Video Supply and Projexions/Video Supply Company, Blumberg Communications, Inc., D&D Enterprises, Inc. d/b/a
Show Solutions, WCT Live Communication Limited and Bauer Audio Visual, Inc., on the Company's financial position at September 30, 1997 and on its results of operations for the year ended September 30, 1997 are also presented in this Form 8-K/A.



Item 7 is hereby amended in its entirety to read as follows:


Item 7. Financial Statements and Exhibits


The following financial statements and pro forma financial information are filed in this report.


(a)  Financial Statements of the Business Acquired


         Audited 1996 Annual Report of Visual Action Holdings plc



         (1) Directors' Report

         (2) Auditor's Report

         (3) Group Profit and Loss Account for the years ended
             December 31, 1996 and 1995

         (4) Group Balance Sheet as at December 31, 1996 and 1995

         (5) Company Balance Sheet as at December 31 1996 and 1995

         (6) Group Cash Flow Statement for the years ended
             December 31, 1996 and 1995

         (7) Notes to the Financial Statements

         Audited 1995 Annual Report of Visual Action Holdings plc
             (formerly known as Samuelson Group plc)

         (1) Directors' Report

         (2) Auditor's Report

         (3) Group Profit and Loss Account for the year ended December 31, 1994

         (4) Group Balance Sheet as at December 31, 1994

         (5) Company Balance Sheet as at December 31, 1994

         (6) Group Cash Flow Statement the year ended December 31, 1994

         (7) Notes to the Financial Statements.

         Unaudited Interim Report of Visual Action Holdings plc

         (1) Summarized Consolidated Profit and Loss Account for the Six Months
             Ended June 30, 1997 and 1996

         (2) Summarized Consolidated Balance Sheet as at June 30, 1997 and 1996

         (3) Summarized Consolidated Cash Flow Statement for the Six Months
             Ended June 30, 1997 and 1996

         (4) Notes to the Unaudited Interim Report

(b)  Unaudited pro forma financial information:

         Unaudited Pro Forma Consolidated Financial Statements of Caribiner
              International, Inc.

         (1) Unaudited Pro Forma Consolidated Balance Sheet as of
             September 30, 1997

         (2) Unaudited Pro Forma Consolidated Statement of Operations for the
             Year Ended September 30, 1997

         (3) Notes to Unaudited Pro Forma Consolidated Financial Statements


(c)  Exhibits:


         None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Caribiner International, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 6, 1998   CARIBINER INTERNATIONAL, INC.


                           By: /s/ Arthur F. Dignam
                               -------------------------------------------------
                               Name:  Arthur F. Dignam
                               Title: Executive Vice President,
                                      Chief Financial and Administrative Officer

Visual Action Holdings plc (formerly, Samuelson Group plc) 1996 Annual Report Year ended 31 December 1996 and 1995


REPORT OF THE AUDITORS



Report of the auditors to the members of Visual Action Holdings plc


We have audited the financial statements of Visual Action Holdings plc set out on pages 5 to 32, which are expressed in pounds sterling. These consolidated financial statements are the responsibility of the Company's management. Our resppnsibility is to express an opinion on these consolidated financial statemens based on our audits.


We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements set our on pages 5 to 32 present fairly, in all material respects, the consolidated financial position of Visual Action Holdings plc as at 31 December 1996 and 1995, and the consolidated results of its operations and cash flows for each of the two years in the period ended 31 December 1996 in conformity with gererally accepted accounting principles in the United Kingdom.


The consolidated finanical statements have been prepared in accorcdance with generally accepted accounting principles in the United Kingdom, which differ in certain material respects from generally accepted accounting principles in the United States. The effects of the significant differences in the determination of retained profit and equity shareholders' funds are shown in note 37 to the consolidated financial statements.


/s/ Coopers & Lybrand
Chartered Accountants and
Registered Auditors
London, England
25 February 1997

Consolidated Profit and Loss Account
for the year ended 31 December 1996

                                                            Notes             1996            1995
                                                                       (pounds)000     (pounds)000
--------------------------------------------------------------------------------------------------
Turnover
Continuing operations                                                       86,415          76,184
Acquisitions                                                                 8,720               -

Total turnover                                              3,4,5           95,135          76,184
Cost of sales                                                   5          (46,894)        (35,337)

Gross profit                                                                48,241          40,847
Operating expenses                                            2,5          (38,771)        (32,899)

Operating profit
Continuing operations                                                        8,788           7,948
Acquisitions                                                                   682               -

Total operating profit                                          5            9,470           7,948
Income from interests in associated undertakings                                54              92
Interest receivable and similar income                          7               62             125
Interest payable and similar charges                            8           (1,275)         (1,261)

Profit on ordinary activities before taxation               3,4,6            8,311           6,904
Tax on profit on ordinary activities                           10           (1,745)         (1,442)

Profit for the financial year                                                6,566           5,462
Dividends                                                      12           (2,005)              -

Retained profit for the year                                   26            4,561           5,462
--------------------------------------------------------------------------------------------------
Earnings per ordinary share                                    13            14.3p           13.6p

There is no material difference between the profit on ordinary activities before taxation and the retained profit for the year stated above, and their historical cost equivalents.

Statement of Total Recognised Gains and Losses
--------------------------------------------------------------------------------------------------
Profit for the financial year                                                4,561           5,462
Currency translation adjustments on consolidation
of overseas subsidiary undertakings                                         (1,864)            240


Total gains and losses recognised since previous balance sheet date          2,697           5,702
--------------------------------------------------------------------------------------------------

Consolidated Balance Sheet
as at 31 December 1996


                                                   Notes                1996                          1995
                                                               (pounds)000     (pounds)000     (pounds)000     (pounds)000
-----------------------------------------------------------------------------------------------------------------------------------
Fixed assets
Tangible assets                                       14                            50,223                          38,534
Investments                                           15                               203                             383

                                                                                    50,426                          38,917
Current assets
Stocks                                                16             2,648                           2,261
Debtors                                               17            19,298                          14,023
Investments                                           18                14                             219
Cash at bank and in hand                                             1,824                             443

                                                                    23,784                          16,946

Creditors: amounts falling due within one year        19           (32,075)                        (21,875)

Net current liabilities                                                              (8,291)                        (4,929)

Total assets less current liabilities                                                42,135                         33,988

Creditors: amounts falling due after
more than one year                                    20                             (4,094)                        (4,070)

Provisions for liabilities and charges                21                             (1,099)                        (1,067)

Net assets                                                                           36,942                         28,851
---------------------------------------------------------------------------------------------------------------------------

Capital and reserves
Called up share capital                               22                             10,020                          8,000
Share premium account                                 26                             24,444                          7,000
Profit and loss account                               26                              2,478                         13,851

Equity shareholders' funds                            27                             36,942                         28,851
---------------------------------------------------------------------------------------------------------------------------


Tne financial statements on pages 5 to 32 were approved by the Board of Directors on 25 February 1997 and were signed on its behalf by:

R K Ellis
Director

Company Balance Sheet
as at 31 December 1996 and as at 23 February 1996



                                                   Notes            31 December 1996                  31 December 1995
                                                               (pounds)000     (pounds)000       (pounds)000     (pounds)000
-----------------------------------------------------------------------------------------------------------------------------
Fixed assets
Tangible assets                                       14                                73                                 -
Investments                                           15                            32,628                            15,000

                                                                                    32,701                            15,000
Current assets
Stocks                                                16               139                             -
Debtors                                               17            13,821                             -
Cash at bank and in hand                                                 2                             -

                                                                    13,962                             -

Creditors: amounts falling due within one year        19           (10,695)                            -

Net current assets                                                                   3,267                                 -

Total assets less current liabilities                                               35,968                            15,000

Provisions for liabilities and charges                21                              (289)                                -

Net assets                                                                          35,679                            15,000
----------------------------------------------------------------------------------------------------------------------------
Capital and reserves
Called up share capital                               22                            10,020                             8,000
Share premium account                                 26                            24,444                             7,000
Profit and loss account                               26                             1,215                                 -

Equity shareholders' funds                                                          35,679                            15,000
----------------------------------------------------------------------------------------------------------------------------


The financial statements on pages 5 to 32 were approved by the Board of Directors on 25 February 1997 and were signed on its behalf by:


R K Ellis
Director

Consolidated Cash Flow Statement
for the year ended 31 December 1996

                                                   Notes                1996                          1995
                                                               (pounds)000     (pounds)000     (pounds)000     (pounds)000
---------------------------------------------------------------------------------------------------------------------------
Cash flow from operating activities                   28                            20,615                          17,408
Returns on investments and
servicing of finance                                  29                            (1,213)                         (1,136)
Taxation                                                                            (2,607)                         (1,591)
Capital expenditure and financial investment          29                           (20,494)                        (15,787)
Acquisitions and disposals                            29                           (18,325)                              -
Equity dividends paid                                                                 (552)                              -

Cash outflow before use of liquid resources
and financing                                                                      (22,576)                         (1,106)
Management of liquid resources                        29                               186                             434
Financing - Issue of shares                           29            19,464                                   -
          - Increase in debt                          29              (900)                                390
                                                                                    18,564                             390
Decrease in cash in the period                                                      (3,826)                           (282)
---------------------------------------------------------------------------------------------------------------------------
Reconciliation of net cash flow to movement in
net debt (see note 30)

Decrease in cash in the period                                      (3,826)                               (282)
Cash inflow from increase in debt and
lease financing                                                        900                                (390)
Cash inflow from decrease in liquid
resources                                                             (186)                               (434)

Change in net debt resulting from cash flows                                        (3,112)                         (1,106)
Loans and finance leases acquired with subsidiaries                                 (1,832)                              -
New finance leases                                                                    (173)                         (1,250)
Translation difference                                                                 530                            (113)

Movement in net debt in the period                                                  (4,587)                         (2,469)
Net debt at 1 January 1996                                                         (12,758)                        (10,289)

Net debt at 31 December 1996                                                       (17,345)                        (12,758)
---------------------------------------------------------------------------------------------------------------------------

                                  8

Notes to the Financial Statements
for the year ended 31 December 1996

1 Principal accounting policies

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important Group accounting policies is set out below.

Basis of accounting

The financial statements have been prepared in accordance with the historical cost convention.

Basis of consolidation

The consolidated profit and loss account and balance sheet include the financial statements of the Company and its subsidiary undertakings. The trading results of subsidiaries acquired or disposed of during the period are consolidated for the period of ownership. Intra-group sales and profits are eliminated fully on consolidation.

On acquisition of a subsidiary, all of the subsidiary's assets and liabilities that exist at the date of acquisition are recorded at their fair values reflecting their condition at that date. All changes to those assets and liabilities, and the resulting gains and losses, that arise after the group has gained control of the subsidiary are charged to the post acquisition profit and loss account.

Goodwill

Goodwill arising on consolidation represents the excess of the fair value of the consideration given over the fair value of the identifiable net assets acquired. Goodwill arising on the acquisition of subsidiaries and associates is written off immediately against reserves.

Depreciation

Depreciation is calculated to write off the cost less estimated residual value of tangible fixed assets by equal annual instalments over their expected useful economic lives as follows:

Freehold buildings                       -2.5%

Short leasehold land and buildings       -Over the period of the lease

Plant and hire equipment                 -15-33%

Office equipment, fixtures and fittings  -10%

Vehicles                                 -20%


Freehold land is not depreciated.

Profits or losses on the disposal of hire equipment which reflect normal adjustments to depreciation previously charged are included in operating profit as part of the normal depreciation charge.

Deferred taxation

Deferred taxation is provided using the liability method in respect of the taxation effect of all material timing differences to the extent that it is considered probable that liabilities will crystallise in the foreseeable future.

Finance and operating leases

Costs in respect of operating leases are charged on a straight line basis over the lease term. Leasing agreements which transfer to the Group substantially all the benefits and risks of ownership of an asset are treated as if the asset had been purchased outright. The assets are included in fixed assets and the capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligations and the interest element is charged against profit so as to give a constant periodic rate of charge on the remaining balance outstanding at each accounting period. Assets held under finance leases are depreciated over the shorter of the lease terms and the useful lives of equivalent owned assets.

Foreign currencies

Assets and liabilities of subsidiaries in foreign currencies are translated into sterling at rates of exchange ruling at the end of the financial year and the results of foreign subsidiaries are translated at the average rate of exchange for the year. Differences on exchange arising from the retranslation of the opening net investment in subsidiary companies, and from the translation of the results of those companies at average rate, are taken to reserves and are reported in the statement of total recognised gains and losses. All other foreign exchange differences are taken to the profit and loss account in the year in which they arise.

Investments

Shares in subsidiary undertakings are stated at cost less provision for any permanent diminution in the value of the investment.

Stocks and work-in-progress

Stocks and work-in-progress are stated at the lower of cost and net realisable value. Cost comprises purchase cost of goods, direct labour and those overheads related to manufacture and distribution based on normal activity levels. Where necessary provision is made for obsolete, slow moving and defective stocks.


Pension schemes

The company operates two pension schemes for the benefit of employees of the Group and former employees of Eagle Trust p1c.

Defined benefit scheme

The regular cost of providing retirement pensions is charged to the profit and loss account over the employees' service lives on the basis of a constant percentage of earnings. Variations from regular cost, arising from periodic actuarial valuations, are allocated over the expected remaining service lives of current employees on the basis of a constant percentage of current and estimated future earnings. The difference between the charge to the profit and loss account and the contributions payable is shown as an asset or as a liability in the balance sheet.

Defined contribution scheme

Contributions are charged to the profit and loss account on a payable basis.

Turnover

Turnover comprises sales of goods and services to external customers excluding value added tax.

Cost of sales

Cost of sales represent directly attributable cost of sales.

Net operating expenses

Net operating expenses represent the cost of operations and administration, including depreciation and profits and losses on disposal of hire equipment.

Research and development

Research and development expenditure is written off during the year in which it is incurred.


2 Changes in accounting

Foreign currencies

Profits and losses of subsidiaries, branches and associates which have currencies of operation other than sterling are translated into sterling at average rates of exchange except for material exceptional items which are translated at rates ruling on the date of transaction. Previously such profits and losses were translated at the exchange rates ruling at the year end. The accounting policy has been changed because the directors consider the new policy gives a fairer presentation of the Group's results and cash flows as they arise during the course of an accounting period. The effect of this change in accounting policy on the results for the year ended 31 December 1996 is to increase operating profit by (pounds)585,000 (1995 (pounds)114,000 decrease), increase the interest charge by (pounds)69,000 (1995 (pounds)15,000 decrease) and increase profit before tax by (pounds)516,000 (1995 (pounds)99,000 decrease).
The comparative results for the year ended 31 December 1995 have not been restated as the effect of this change is not material.

Operating expenses

The nature of the Group's business is such that depreciation and certain other infrastructure costs represent more of a fixed than a variable cost. Accordingly the directors consider it more appropriate to disclose these as an element of operating expenses rather than as cost of sales. The effect of this change in accounting policy is to restate 1995 cost of sales, gross profit and operating expenses by (pounds)12,565,000 (decrease), (pounds)12,565,000 (increase) and (pounds)12,565,000 (increase) respectively.

Share capital and reserves

Share capital and reserves have been restated to reflect the acquisition of Samuelson Group Plc by Visual Action Holdings plc which has been merger accounted (see note 25).

Notes to the Financial Statements

3 Segmental analysis by class of business

    The analysis by class of business of the Group's turnover, profit before taxation and net assets is set out below:


    Turnover                                                    1996                                          1995
                                                              Inter-                                        Inter-
                                               Total         segment        External           Total        segment       External
    Class of business                          sales           sales           sales           sales          sales          sales
                                         (pounds)000     (pounds)000     (pounds)000     (pounds)000    (pounds)000    (pounds)000

    Audio-visual                              40,303            (213)         40,090          25,866            (53)        25,813
    Broadcast video                           10,812             (51)         10,761           9,423            (14)         9,409
    Film services                             44,998            (714)         44,294          41,656           (694)        40,962
                                              96,113            (978)         95,135          76,945           (761)        76,184
----------------------------------------------------------------------------------------------------------------------------------

The acquisitions of Film Facilities Limited, Blitz Communications Limited and S&S Holdings Ltd. during the year had the effect of increasing turnover for Film services by (pounds)1,898,000 and Audio-visual by (pounds)6,822,000.


    Profit before taxation                                       1996                                         1995
                                                Group      Associated                          Group    Associated
                                               under-          under-                         under-         under
    Class of business                         takings         takings          Total         takings        takings          Total
                                          (pounds)000     (pounds)000    (pounds)000     (pounds)000    (pounds)000    (pounds)000


    Audio-visual                                4,462               -          4,462           2,321             -           2,321
    Broadcast video                             2,730               -          2,730           2,561             -           2,561
    Film services                               3,894              54          3,948           4,366            92           4,458

                                               11,086              54         11,140           9,248            92           9,340
    Common costs                               (1,616)              -         (1,616)         (1,300)            -          (1,300)

    Profit before interest                      9,470              54          9,524           7,948            92           8,040
    Net interest payable                       (1,213)              -         (1,213)         (1,136)            -          (1,136)

                                                8,257              54          8,311           6,812            92           6,904
----------------------------------------------------------------------------------------------------------------------------------

The acquisitions of Film Facilities Limited, Blitz Communications Limited and S&S Holdings Ltd. during the year had the effect of decreasing the profit from Film services by (pounds)71,000 and increasing the profit from Audio-visual by (pounds)715,000.


    Net assets                                                   1996                                          1995

                                                Group      Associated                          Group     Associated
                                               under-          under-                         under-          under
    Class of business                         takings         takings          Total         takings        takings          Total
                                          (pounds)000     (pounds)000    (pounds)000     (pounds)000    (pounds)000    (pounds)000
    Audio-visual                               10,333               -         10,333           5,148              -          5,148
    Broadcast video                             6,711               -          6,711           5,985              -          5,985
    Film services                              19,898               -         19,898          17,485            233         17,718

                                               36,942               -         36,942          28,618            233         28,851
----------------------------------------------------------------------------------------------------------------------------------

The acquisitions of Film Facilities Limited, Blitz Communications Limited and S&S Holdings Ltd. during the year had the effect of increasing the net assets attributable to Film services by (pounds)1,653,000 and Audio-visual by

(pounds)2,763,000.

4 Analysis by geographical area

    The analysis by geographical area of the Group's turnover, profit before taxation and net assets is set out below:

    Turnover                                                                       1996                         1995

                                                                          Sales by       Sales by       Sales by       Sales by
    Geographical segment                                               destination         origin    destination         origin
                                                                       (pounds)000    (pounds)000    (pounds)000    (pounds)000

    United Kingdom                                                          29,504         32,897         24,546         27,071
    France                                                                   8,312          8,334          7,961          8,146
    Rest of Europe                                                           1,103              -            961              -
    Middle East                                                                560              -            149              -
    United States of America                                                44,922         44,330         33,605         33,030
    Africa                                                                      73              -            454              -
    Australasia and South East Asia                                         10,118         10,552          7,246          8,698
    Far East                                                                   543              -          1,262              -

                                                                            95,135         96,113         76,184         76,945

    Inter-area sales                                                             -           (978)             -           (761)

                                                                            95,135         95,135         76,184         76,184
----------------------------------------------------------------------------------------------------------------------------------


The acquisitions of Film Facilities Limited, Blitz Communications Limited and S&S Holdings Ltd. during the year had the effect of increasing sales by origin in the United Kingdom by (pounds)3,272,000, in Australasia by (pounds)1,971,000 and in the United States of America by (pounds)3,587,000, and sales by destination to the United Kingdom by (pounds)3,173,000, to Australasia and South East Asia by (pounds)1,911,000, to the United States of America by (pounds)3,731,000, to France by (pounds)11,000 and to the Rest of Europe by (pounds)4,000.

Notes to the Financial Statements

Profit before taxation                                           1996                                         1995

                                                Group      Associated                          Group    Associated
                                               under-          under-                         under-         under

Geographical segment                          takings         takings          Total         takings       takings           Total
                                          (pounds)000     (pounds)000    (pounds)000     (pounds)000   (pounds)000     (pounds)000

United Kingdom                                  3,904               2          3,906           4,079                         4,079
France                                            795               -            795             549                           549
United States of America                        4,792               -          4,792           2,951              -          2,951
Australasia and South East Asia                 1,595              52          1,647           1,669             92          1,761

                                               11,086              54         11,140           9,248             92          9,340

Common costs                                   (1,616)              -         (1,616)         (1,300)             -         (1,300)

Profit before interest                          9,470              54          9,524           7,948             92          8,040
Net interest payable                           (1,213)              -         (1,213)         (1,136)             -         (1,136)

                                                8,257              54          8,311           6,812             92          6,904

----------------------------------------------------------------------------------------------------------------------------------

The acquisitions of Film Facilities Limited, Blitz Communications Limited and S&S Holdings Ltd. during the year had the effect of increasing the profit before interest and taxation attributable to the United Kingdom by (pounds)502,000, and to the United States of America by (pounds)213,000 and decreasing the profit before interest and taxation to Australasia and South East Asia by (pounds)71,000.

Net assets                                                       1996                                          1995

                                                Group      Associated                          Group     Associated
                                               under-          under-                         under-          under
Geographical segment                          takings         takings          Total         takings        takings          Total
                                          (pounds)000     (pounds)000    (pounds)000     (pounds)000    (pounds)000    (pounds)000

United Kingdom                                 30,751               -         30,751          19,298                        19,298
France                                          4,739               -          4,739           5,821                         5,821
United States of America                       15,381               -         15,381          12,589              -         12,589
Australasia and South East Asia                 5,295               -          5,295           4,400            233          4,633

Net operating assets                           56,166               -         56,166          42,108            233         42,341
Unallocated net assets/liabilities:

    Loans and debentures                      (16,261)              -        (16,261)        (11,465)             -        (11,465)
    Current and deferred tax                   (1,510)              -         (1,510)         (2,025)                       (2,025)
    Dividend payable                           (1,453)              -         (1,453)              -              -              -

                                               36,942                         36,942          28,618            233         28,851
----------------------------------------------------------------------------------------------------------------------------------


The acquisitions of Film Facilities Limited. Blitz Communications Limited and S&S Holdings Ltd. during the year had the effect of increasing the net assets attributable to the United Kingdom by (pounds)1,388,000, the United States of America by (pounds)1,375,000 and Australasia and South East Asia by (pounds)1,653,000.

5. Cost of sales and other operating Income and expenses

                                                                  1996                                           1995
                                            Continuing    Acquisitions          Total      Continuing     Acqusitions         Total
                                           (pounds)000     (pounds)000    (pounds)000     (pounds)000     (pounds)000   (pounds)000

    Turnover                                    86,415         8,720         95,135        76,184              -         76,184
    Cost of sales                              (41,829)       (5,065)       (46,894)      (35,337)             -        (35,337)

    Gross profit                                44,586         3,655         48,241        40,847              -         40,847
    Net operating expenses                     (35,798)       (2.973)       (38,771)      (32,899)             -        (32,899)

    Operating profit                             8,788           682          9,470         7,948              -          7,948
-----------------------------------------------------------------------------------------------------------------------------------

6.  Profit on ordinary activities before taxation
    Profit on ordinary activities before taxation is stated after charging/(crediting):                     1996           1995
                                                                                                     (pounds)000    (pounds)000
    Profit on disposal of tangible fixed assets                                                           (1,032)          (668)
    Depreciation:
        Tangible owned fixed assets                                                                       13,019         10,486
        Tangible fixed assets held under finance leases                                                      658            476
    Operating lease rentals:
        Plant and hire equipment                                                                             339            222
        Other                                                                                              2,561          2,606
    Research and development expenditure                                                                      13            (49)
    Auditors' remuneration:
        Audit services (Company (pounds)51,000: 1995: (pounds)42,000)                                        220            180
        Other services to the Company and its UK subsidiaries                                                419             22
-----------------------------------------------------------------------------------------------------------------------------------

7.  Interest receivable and similar income                                                                  1996           1995
                                                                                                     (pounds)000    (pounds)000
    Bank interest                                                                                             17             23
    Other                                                                                                     45            102

                                                                                                              62            125
-----------------------------------------------------------------------------------------------------------------------------------


8.  Interest payable and similar charges                                                                    1996           1995
                                                                                                     (pounds)000    (pounds)000
    On bank loans and overdrafts                                                                           1,151          1,144
    On other loans                                                                                             3              8
    Finance lease charges                                                                                    121            109

                                                                                                           1,275          1,261
-----------------------------------------------------------------------------------------------------------------------------------

    Notes to the Financial Statements

9.  Staff numbers and costs
    Staff costs (including executive directors) during the year amounted to:                                1996           1995
                                                                                                     (pounds)000    (pounds)000

    Wages and salaries                                                                                    26,274         20,627
    Social security costs                                                                                  3,361          2,919
    Other pension costs                                                                                      456            293

                                                                                                          30,091         23,839
------------------------------------------------------------------------------------------------------------------------------------


    The average monthly number of persons (including executive directors)
    employed by the Group during the year was:
                                                                                                            1996           1995
                                                                                                          Number         Number
    Technical support and maintenance                                                                        460            392
    Administration                                                                                           181            155
    Distribution and warehouse                                                                               171            115
    Sales                                                                                                     86            1ll

                                                                                                             898            773
------------------------------------------------------------------------------------------------------------------------------------


    Detailed disclosures of directors' individual remuneration and share options are given in the Report of the Remuneration
    Committee on pages 10 to 13.

                                                                                                            1996           1995

                                                                                                     (pounds)000    (pounds)000
    Fees                                                                                                      94              6
    Salary payments (including benefits in kind, pension contributions
    and annual incentive payments).                                                                          727            593

                                                                                                             821            599
    Compensation for loss of office*                                                                          -              94

                                                                                                             821            693
-----------------------------------------------------------------------------------------------------------------------------------


    *1995 compensation included a contribution to pension plan.

    Fees and other emoluments (excluding pension contributions) payable to the chairman and the highest paid director are as follows:

                                                                                   1996                          1995
                                                                                      Highest paid                    Highest paid
                                                                          Chairman        director        Chairman        director
                                                                       (pounds)000     (pounds)000     (pounds)000     (pounds)000

     Fees and other emoluments                                                  47             440               -             242
-----------------------------------------------------------------------------------------------------------------------------------

     No director waived emoluments in respect of the year ended 31 December 1996. (1995: (pounds)Nil).


10.  Tax on profit on ordinary activities                                                                    1996            1995
                                                                                                        (pounds)000      (pounds)000
     United Kingdom
         Corporation tax at 33% (1995: 33%)                                                                 1,016             299
         Double taxation relief                                                                            (1,016)           (299)

                                                                                                                -               -
     Overseas taxation
         Current                                                                                            1,573           1,400
         Deferred                                                                                              61             (99)
     Share of associated undertakings' taxation                                                                18              43
     Irrecoverable ACT                                                                                        138               -
     Prior year adjustment                                                                                    (45)             98


                                                                                                            1,745           1,442
-----------------------------------------------------------------------------------------------------------------------------------

     There was no UK tax charge in 1996 due to capital allowances in excess of depreciation reducing a deferred tax asset which has not been recognised. To the extent that overseas profits are anticipated to be remitted to the UK, it is expected that no additional charge to tax will arise

11. Profit/(loss) for the financial period

     As permitted by section 230(3) of the Companies Act 1985, the parent company's profit and loss account has not been included in these financial statements. The parent company's profit for the financial period was (pounds)1,215,000 (1 January 1996 to 23 February 1996: (pounds)Nil.

12.  Dividends and appropriations                                                                            1996             1995
                                                                                                      (pounds)000      (pounds)000

     Dividends on equity shares:

         Ordinary - Interim paid of 1.2p per share (1995: Nil)                                                552                -
         Ordinary - Final proposed of 2.9p per share (1995: Nil)                                            1,453                -

                                                                                                            2,005                -
-----------------------------------------------------------------------------------------------------------------------------------

13. Earnings per ordinary share

    The calculation of earnings per share on the net basis is based on the profit on ordinary activities after taxation, namely (pounds)6,566,000 (1995: (pounds)5,462,000) and on 45,931,000 (1995: 40,000,000) Ordinary
    Shares. The number of Ordinary Shares is calculated using the weighted average number of Ordinary Shares in issue and ranking for dividend during the year. 6,000,000 new shares were issued on flotation on 6 March 1996 and 4,098,544 new shares were issued on 4 October 1996 to finance the acquisition of S&S Holdings Ltd. The number of shares in issue at 31 December 1996 was 50,098,544.

     Notes to the Financial Statements

14.  Tangible fixed assets                                                                  Plant and       Fixtures
                                                                            Land and             hire            and

                                                                           buildings        equipment       fittings          Total
     Group                                                               (pounds)000      (pounds)000    (pounds)000    (pounds)000

     Cost
     1 January 1996                                                            2,328           94,118         8,488         104,934
     Additions                                                                   167           21,014         1,331          22,512
     Disposals                                                                     -           (3,783)         (404)         (4,187)
     Exchange movement                                                           (47)          (6,292)         (630)         (6,969)
     Other movements                                                               -              190          (307)           (117)
     In respect of new subsidiaries                                              164            9,174           668          10,006

     31 December 1996                                                          2,612          114,421         9,146         126,179
------------------------------------------------------------------------------------------------------------------------------------
     Depreciation
     1 January 1996                                                              851           60,124         5,425          66,400
     Charge for the year                                                         201           12,301         1,175          13,677
     Disposals                                                                     -           (3,074)         (389)         (3,463)
     Exchange movement                                                           (34)          (4,173)         (370)         (4,577)
     Other movements                                                               -              184          (300)           (116)
     In respect of new subsidiaries                                               78            3,616           341           4,035

     31 December 1996                                                          1,096           68,978         5,882          75,956

     Net book value
     31 December 1996                                                          1,516           45,443         3,264          50,223

     31 December 1995                                                          1,477           33,994         3,063          38,534
------------------------------------------------------------------------------------------------------------------------------------


                                                                                            Plant and      Fixtures
                                                                            Land and             hire           and
                                                                           buildings        equipment      fittings           Total
     Company                                                             (pounds)000      (pounds)000   (pounds)000     (pounds)000

     Cost
     24 February 1996                                                              -                -             -               -
     Additions                                                                     -               34             -              34
     Transfers                                                                    63              209           491             763
     Disposals                                                                     -               (2)            -              (2)

     31 December 1996                                                             63              241           491             795
------------------------------------------------------------------------------------------------------------------------------------
     Depreciation
     24 February 1996                                                              -                -             -               -
     Charge for the year                                                           -               22             2              24
     Transfers                                                                    63              151           485             699
     Disposals                                                                     -               (1)            -              (1)

     31 December 1996                                                             63              172           487             722


     Net book value
     31 December 1996                                                              -               69             4              73

     23 February 1996                                                              -                -             -               -
------------------------------------------------------------------------------------------------------------------------------------

 Analysis of net book amount of land and buildings                                 Group                            Company
                                                                              1996             1995          1996   23 February 1996
                                                                       (pounds)000      (pounds)000   (pounds)000        (pounds)000
     Freehold                                                                   85               88             -                  -
     Short leasehold                                                         1,431            1,389             -                  -
                                                                             1,516            1,477             -                  -
------------------------------------------------------------------------------------------------------------------------------------

      Leased assets

      Included in fixed assets are the following amounts relating to leased plant and machinery under finance leases and hire purchase contracts:
                                                                                      Group                         Company
                                                                              1996             1995          1996   23 February 1996
      Cost                                                             (pounds)000      (pounds)000   (pounds)000        (pounds)000

      31 December/23 February                                                4,231            3,976             -                  -
------------------------------------------------------------------------------------------------------------------------------------
      Depreciation
      31 December/23 February                                                1,523            2,003             -                  -
------------------------------------------------------------------------------------------------------------------------------------
      Depreciation charged in year                                             658              476             -                  -
------------------------------------------------------------------------------------------------------------------------------------
      Capital commitments
      Capital expenditure contracted but not provided for:                         Group                            Company
                                                                              1996             1995          1996   23 February 1996
      Cost                                                             (pounds)000      (pounds)000   (pounds)000        (pounds)000

      Contracted but not provided for                                          840            2,158             -                  -

15.   Fixed asset investments
      Group                                                                 Associated undertakings    Other unlisted
                                                                            Shares            Loans            shares         Total

                                                                       (pounds)000      (pounds)000       (pounds)000   (pounds)000
      Cost

      1 January 1996                                                           233              150                29          412
      Additions                                                                  -                -                 -            -
      Share of profit after taxation                                             -                                               -
      Transfers                                                               (180)               -                 -         (180)

      31 December 1996                                                          53              150                29          232
------------------------------------------------------------------------------------------------------------------------------------
      Provisions
      1 January 1996 and 31 December 1996                                        -                -                29           29
------------------------------------------------------------------------------------------------------------------------------------
      Net book value
      31 December 1996                                                          53              150                 -          203
------------------------------------------------------------------------------------------------------------------------------------
      31 December 1995                                                         233              150                 -          383
------------------------------------------------------------------------------------------------------------------------------------


                                                                              31
     Notes to the Financial Statements


15.  Fixed asset investments(continued)                          Subsidiary undertakings
                                                             Shares                    Loans                      Total
     Company                                            (pounds)000              (pounds)000                (pounds)000

     Cost

     24 February 1996                                        15,000                        -                     15,000
     Additions                                               17,628                        -                     17,628

     31 December 1996                                        32,628                        -                     32,628
     -----------------------------------------------------------------------------------------------------------------------------

     Provisions
     24 February 1996 and 31 December 1996                        -                        -                          -
     -----------------------------------------------------------------------------------------------------------------------------

     Net book value
     31 December 1996                                        32,628                        -                     32,628
     -----------------------------------------------------------------------------------------------------------------------------

     23 February 1996                                        15,000                        -                     15,000
     -----------------------------------------------------------------------------------------------------------------------------

     Interests in group undertakings


     The directors consider that to give full particulars of all subsidiary and associate undertakings would lead to a statement of excessive length. The following information relates to those subsidiary and associate undertakings whose results or financial position, in the opinion of the directors, principally affected the figures of the Group:


                                                       Proportion of ordinary
                                                             shares held
                                                       Directly   Indirectly    Nature of business
     Name of company                                   %          %
     -----------------------------------------------------------------------------------------------------------------------------
 (a) Companies registered in England and Wales
     Cine-Europe Limited                                             100        Hire of film cameras and ancillary equipment
     Cinevideo Limited                                               100        Hire of broadcast video cameras and other equipment
     Cine Holdings Limited                                           100        Holding company
     Samfreight Limited                                              100        Specialised freight forwarding and travel agents
     Samuelson Communications Limited                                100        Hire of audio-visual, video, sound and special
                                                                                equipment
     Samuelson Film Service London Limited                           100        Hire of film cameras and ancillary equipment
     Samuelson Group Limited                             100                    Holding company
     T.P. Sound Services Limited                                     100        Hire of theatrical and event sound equipment
     Grip House Limited                                              100        Hire of film equipment and studio facilities
     2 35 Research Plc                                                50        Design and manufacture of anamorphic camera lenses
     Blitz Communications Limited                        100                    Holding company
     Blitz Vision Limited                                            100        Hire of audio-visual, video, lighting and sound
                                                                                equipment
     Totem Technology Limited                                        100        Sales and installation of business communications
                                                                                and display technology

     Interactive Television Limited                                  100        Provision of multimedia and programming services


 (b) Companies incorporated in Australia
     John Barry Group Pty Limited                                    100        Film equipment sales
     Samuelson Cases (Australia) Pty Limited                         100        Manufacture of custom built equipment cases
     Samuelson Film Service (Australia) Pty Limited                  100        Hire of film cameras and ancillary equipment
     Samuelson Group Pty Limited                                     100        Australian holding company


                                                       Proportion of ordinary
                                                             shares held

                                                       Directly   Indirectly    Nature of business
     Name of company                                   %          %
     -----------------------------------------------------------------------------------------------------------------------------
 (c) Companies incorporated in France
     Samuelson Alga Cinema SA                                        100        Hire of film cameras and ancillary equipment
     Cinecam SARL                                                    100        Hire of film cameras and ancillary equipment

 (d) Companies incorporated in the
     United States of America
     Visual Action Holdings Inc.                                     100        Holding company
     Audio Visual Headquarters Corporation                           100        Hire of audio-visual equipment
     Victor Duncan Inc.                                              100        Hire of film cameras, broadcast video cameras
                                                                                and ancillary equipment
     S&S Holdings Ltd.                                   100                    Hire of audio-visual equipment

 (e) Company incorporated in Singapore
     Samuelson Film Service Pte Limited
     Singapore                                                       100        Hire of film cameras and ancillary equipment

 (f) Company incorporated in New Zealand
     Film Facilities Limited                                         100        Hire of film cameras and ancillary equipment
     ----------------------------------------------------------------------------------------------------------------------------

     There is only one class of shares for each subsidiary and associated undertaking.

     All the above companies operated principally in their country of incorporation or registration.

     On 17 May 1996 the Group acquired the 70% it did not already own of Film Facilities Limited (see note 24).

     On 18 June 1996 the Group acquired the whole of the share capital of Blitz Communications Limited (see note 24).

     On 4 October 1996 the Group acquired the whole of the share capital of S&S Holdings Ltd. (see note 24).



16.  Stocks                                                            Group                           Company

                                                                1996           1995            1996          23 February 1996
                                                            (pounds)000    (pounds)000     (pounds)000       (pounds)000
     Finished goods and goods for resale                       2,648          2,261             139               -

     -----------------------------------------------------------------------------------------------------------------




17.  Debtors                                                           Group                           Company
                                                                1996           1995            1996          23 February 1996
                                                            (pounds)000    (pounds)000     (pounds)000       (pounds)000
     Trade debtors                                            15,140         11,102              40              -
     Amounts owed by group undertakings                          -               69          10,084              -
     Other debtors                                             2,237          1,577             949              -
     Corporation tax                                             483            -               -                -
     Prepayments and accrued income                            1,438          1,275              18              -
     Dividends receivable                                        -              -             2,730              -

                                                              19,298         14,023          13,821              -
     -----------------------------------------------------------------------------------------------------------------------------

     Other debtors include amounts totalling (pounds)863,000 (31 December 1995: (pounds)525,000 Group; 23 February 1996: (pounds)Nil Company) which are recoverable after more than one year.

     Notes to the Financial Statements


18.  Investments held as current assets                                    Group                           Company
                                                                      1996             1995             1996 23 February 1996
                                                               (pounds)000      (pounds)000      (pounds)000      (pounds)000

     Unlisted investments                                               14               33                -                -
     Short term deposits                                                 -              186                -                -

                                                                        14              219                -                -
     -----------------------------------------------------------------------------------------------------------------------------


19.  Creditors: amounts falling due within one year                        Group                          Company
                                                                      1996             1995             1996 23 February 1996
                                                               (pounds)000      (pounds)000      (pounds)000      (pounds)000
     Bank loans and overdrafts (note 20)                            14,333            8,718            7,481                -
     Bills of exchange payable                                         156              186                -                -
     Obligations under finance leases and hire purchase
     contracts                                                         742              599                -                -
     Amounts received on account                                        (3)               4                -                -
     Trade creditors                                                 5,276            4,656              139                -
     Corporation tax                                                 1,141            1,278              348                -

     Advance corporation tax                                           501                -              363                -
     Other taxation and social security                              1,905            1,675              169                -
     Other creditors                                                 1,289            1,308               13                -
     Accruals and deferred income                                    5,282            3,451              729                -
     Dividends payable                                               1,453                -            1,453                -

                                                                    32,075           21,875           10,695                -
     -----------------------------------------------------------------------------------------------------------------------------


20. Creditors: amounts falling due after more than one year                Group                          Company
                                                                      1996             1995             1996 23 February 1996
                                                               (pounds)000      (pounds)000      (pounds)000      (pounds)000
     Bank loans and overdrafts                                       3,752            3,418                -                -
     Obligations under finance leases and hire purchase
     contracts                                                         342              652                -                -

                                                                     4,094            4,070                -                -
     -----------------------------------------------------------------------------------------------------------------------------

                                                                           Group                          Company
                                                                      1996             1995             1996 23 February 1996
                                                               (pounds)000      (pounds)000      (pounds)000      (pounds)000
     Bank loans and overdrafts
     Amounts payable:
         Within one year                                            14,333            8,718            7,481               -
         Between one and two years                                   2,560            1,588                -               -
         Between two and five years                                  1,192            1,830                -               -

                                                                    18,085           12,136            7,481               -
     -----------------------------------------------------------------------------------------------------------------------------

20.   Creditors: amounts falling due after more than one year (continued)

      Included within creditors: amounts falling due within one year and creditors: amounts falling due after more than one year at 31 December 1996 is (pounds)6,599,000 of secured bank loans and overdrafts comprising the following:


      Subsidiary undertaking               Amount of loan and         Interest rate                                    Security
                                               bank overdraft


      Victor Duncan, Inc.                        US$4,966,000         Prime + 0.5%       Floating charge over the fixed assets,
                                                                                        trade debtors and stocks of the company

      Audio Visual Headquarters Corporation      US$4,424,000         Prime + 0.5%        Floating charge over the fixed assets
                                                                                               and trade debtors of the company

      S&S Holdings Ltd.                            US$500,000         Prime + 0.5%        Floating charge over the fixed assets
                                                                                               and trade debtors of the company

      Film Facilities Limited                    NZ$1,972,000               10.50%       Floating charge over all the assets of
                                                                                                                    the company

      Included within creditors: amounts falling due within one year and creditors: amounts falling due after more than one year at 31 December 1995 were bank loans and overdrafts of the Group of (pounds)12,136,000 secured by floating charges over the assets of Samuelson Group Plc and its subsidiary undertakings.

      Obligations under finance leases and hire purchase contracts


      The net finance lease obligations to which the Group is
      committed are:                                                     Group                                   Company
                                                                    1996             1995            1996   23 February 1996
                                                             (pounds)000      (pounds)000     (pounds)000        (pounds)000
      Within one year                                                742              599               -                  -
      Between one and two years                                      293              478               -                  -
      Between two and five years                                      49              174               -                  -

                                                                   1,084            1,251               -                  -
      ----------------------------------------------------------------------------------------------------------------------------


21.   Provisions for liabilities and charges                                 Deferred              Other
                                                                             taxation         provisions               Total
                                                                          (pounds)000        (pounds)000         (pounds)000
      Group
      1 January 1996                                                              747                320               1,067
      Exchange adjustments                                                        (83)                 -                 (83)
      Arising on acquisitions                                                     187                  -                 187
      Released/utilised in year                                                   (41)               (31)                (72)

      31 December 1996                                                            810                289               1,099
      ----------------------------------------------------------------------------------------------------------------------------

      Company
      24 February 1996                                                              -                  -                   -

      Transferred in                                                                -                693                 693
      Utilised in year                                                              -               (404)               (404)

      31 December 1996                                                              -                289                 289
      ----------------------------------------------------------------------------------------------------------------------------

      Notes to the Financial Statements


21.   Provisions for liabilities and charges (continued)                 Group                          Company
                                                                    1996            1995            1996    23 February 1996
                                                             (pounds)000     (pounds)000     (pounds)000         (pounds)000
      Other provisions comprise:
      Provision for pension scheme funding                           184             184             184                   -
      Provision for rent on leasehold property (see note 34)         105             136             105                   -

                                                                     289             320             289                   -
      ----------------------------------------------------------------------------------------------------------------------------

      Deferred taxation

      Deferred taxation provided in the financial statements and the amount unprovided of the total potential liability, are as follows:


                                                                           Amount provided                Amount unprovided
                                                                           1996            1995             1996            1995
                                                                    (pounds)000     (pounds)000      (pounds)000     (pounds)000

      Deferred taxation comprises:
      Accelerated capital allowances and other timing differences           810             747                -               -

      ----------------------------------------------------------------------------------------------------------------------------

      The Group has an unrecognised deferred tax asset of (pounds)3,400,000 (1995: (pounds)4,800,000). The Company had no liability to deferred taxation at 31 December 1996 or at 23 February 1996.

22.   Called up share capital



                                                                                            31 December 1996   23 February 1996
                                                                                                 (pounds)000        (pounds)000
      Authorised
      61,000,000 (23 February 1996: 40,005,000) Ordinary Shares of 20p each                           12,200              8,001

      -----------------------------------------------------------------------------------------------------------------------------

      Allotted, called up and fully paid
      50,098,544 (23 February 1996: 40,000,000) Ordinary Shares of 20p each                           10,020              8,000

      ----------------------------------------------------------------------------------------------------------------------------

      The share capital of the Group has been restated at 31 December 1995 to reflect the acquisition of Samuelson Group Plc by the Company which has been merger accounted (see note 25).

      On 27 February 1996, the authorised share capital of the Company was increased for the purpose of the Placing of the Ordinary Shares to the Official List of the London Stock Exchange to (pounds)12,200,000 by the creation of 20,995,000 Ordinary Shares of 20p each.

      On 6 March 1996, the Company issued 6,000,000 Ordinary Shares of 20p each by way of Placing. The nominal value of the Ordinary Shares issued was (pounds)1,200,000 for a cash consideration net of issue expenses of (pounds)10,968,000.

      On 4 October 1996, the Company issued a further 4,098,544 Ordinary Shares of 20p each by way of Placing. The nominal value of the Ordinary Shares issued was (pounds)820,000 for a cash consideration net of issue expenses of (pounds)8,496,000.

23.   Options in shares of Visual Action Holdings plc

      Options which had been granted upon flotation on 6 March 1996 for 20p Ordinary Shares and are outstanding at 31 December 1996 are as follows


         Number of shares       Subscription price per share                      Period of option

                1,806,877                               185p          6 March 1999 to 6 March 2006

      --------------------------------------------------------------------------------------------

  24. Acquistions

      On 17 May 1996 the Group acquired the 70% it did not already own of Film Facilities Limited for a total cash consideration of (pounds)3,197,000. The acquisition expenses amounted to (pounds)115,000.

      On 18 June 1996 the Group acquired the whole of the issued share capital of Blitz Communications Limited for a total consideration of (pounds)5,500,000. The consideration was satisfied by cash amounting to (pounds)5,250,000 and a deferred cash consideration of (pounds)250,000 contingent upon Blitz Communications Limited attaining a pre-agreed gross profit as reported in the audited financial statements of the company for the year ended 31 December 1996. The gross profit has been attained by Blitz Communications Limited and the whole of the contingent cash consideration has been accounted for in cost of investments and the payment provided for in creditors due within one year. The expenses of acquisition amounted to (pounds)92,000.

      On 4 October 1996 the Group acquired 100% of the issued share capital of S&S Holdings Ltd. for a total cash consideration of (pounds)8,500,000. The consideration was financed by the issue and placing of 4,098,544 Ordinary Shares of 20p each. The expenses associated with the acquisition amounted to (pounds)223,000.

      The Group has used acquisition accounting for each of the above purchases. Goodwill arising on the above acquisitions during the year has been written off immediately against reserves.

      The net assets of Film Facilities Limited at the date of acquisition are set out below:


                                                                                                        Accounting
                                                                                         Fair value         policy
                                                                         Book value     adjustments      alignment     Fair value
                                                                        (pounds)000     (pounds)000    (pounds)000    (pounds)000

      Tangible fixed assets                                                   1,593               -              -          1,593

      Current assets
      Stocks                                                                    371               -              -            371
      Debtors                                                                   405               -              -            405
      Cash at bank and in hand                                                   50               -              -             50

      Total assets                                                            2,419               -              -          2,419

      Liabilities
      Short-term creditors                                                      353               -              -            353
      Bank overdraft                                                             52               -              -             52
      Long-term creditors and provisions                                        221               -              -            221


      Net assets                                                              1,793               -              -          1,793

      Post acquisition profits previously included in Group accounts                                                         (231)
      Goodwill                                                                                                              1,853

                                                                                                                            3,415
      ----------------------------------------------------------------------------------------------------------------------------

      Satisfied by
      Cash                                                                                                                  3,197

      Acquisition expenses                                                                                                    115

                                                                                                                            3,312

      Original investment in company                                                                                          103

                                                                                                                            3,415
      ----------------------------------------------------------------------------------------------------------------------------

Notes to the Financial Statements

The net assets of Blitz Communications Limited at the date of acquisition are set out below:


                                                                                    Accounting
                                                                     Fair value         policy
                                                      Book value    adjustments      alignment      Fair value
                                                     (pounds)000    (pounds)000    (pounds)000     (pounds)000

Tangible fixed assets                                      1,425            (18)             -           1,407

Current assets
Stocks                                                        98              -              -              98
Debtors                                                    1,546              -            (10)          1,536
Cash at bank and in hand                                      25              -              -              25

Total assets                                               3,094            (18)           (10)          3,066

Liabilities

Short-term creditors                                       1,359             10              -           1,369
Bank overdraft                                               392              -              -             392
Long-term creditors and provisions                           518              -              -             518


Net assets                                                   825            (28)           (10)            787

Goodwill                                                                                                 4,805

                                                                                                         5,592

--------------------------------------------------------------------------------------------------------------

Satisfied by

Cash                                                                                                     5,250

Deferred contingent cash                                                                                   250

Acquisition expenses                                                                                        92

                                                                                                         5,592
--------------------------------------------------------------------------------------------------------------

Items of plant and equipment were revalued as at 30 June 1996 resulting in a reduction in book value of (pounds)18,000. Debtors were adjusted to coincide with the Group policy on the treatment of certain items as expensed when incurred. Short-term creditors were increased to allow for the provision of repairs to the company's premises on expiry of the lease.

The net assets of S&S Holdings Ltd. at the date of acquisition are set out below:


                                                                      Accounting
                                                          Fair value     policy
                                         Book value      adjustments  alignment     Fair value
                                               000               000          000          000
                                           (pounds)          (pounds)     (pounds)     (pounds)

Intangible fixed assets                        124              -          (124)             -
Tangible fixed assets                        3,480           (509)            -          2,971

Current assets
Debtors                                      1,548              -             -          1,548
Cash at bank and in hand                        18              -             -             18

Total assets                                 5,170           (509)         (124)         4,537


Liabilities
Short-term creditors                           954            146             -          1,100
Bank overdraft                                 543              -             -            543
Long-term creditors and provisions           1,583              -             -          1,583

Net assets                                   2,090           (655)         (124)         1,311

Gooowill                                                                                 7,412
                                                                                         8,723
----------------------------------------------------------------------------------------------
Satisfied by

Cash                                                                                     8,500
Acquisition expenses                                                                       223
                                                                                         8,723
----------------------------------------------------------------------------------------------


Intangible assets represent purchased goodwill which has been written off to reserves to align the accounting policy with that of the Group.

The adjustments to tangible fixed assets represent the revaluation of hire equipment.

The adjustments to short-term creditors are in respect of provisions for staff bonuses earned to date of acquisition.

Notes to the Financial Statements

The summarised profit and loss accounts and statements of total recognised gains and losses for the above acquisitions for the period from the beginning of their financial year up to the date of acquisition are as follows:


Profit and loss account                                      Film                    Blitz                  S&S
                                                       Facilities           Communications             Holdings
                                                          Limited                  Limited                 Ltd.
                                                     1 April 1996           1 January 1996          1 June 1996
                                                   to 31 May 1996          to 30 June 1996       to 4 Oct. 1996
                                                      (pounds)000              (pounds)000          (pounds)000
Turnover                                                      497                    2,385                5,023
---------------------------------------------------------------------------------------------------------------
Operating profit                                               17                      394                  176
---------------------------------------------------------------------------------------------------------------
Exceptional items                                               -                        -                 (403)
---------------------------------------------------------------------------------------------------------------

Profit/(loss) on sale of fixed assets                           1                        2                  (30)
---------------------------------------------------------------------------------------------------------------

Profit/(loss) before tax                                       18                      394                 (242)
Taxation                                                       (8)                    (169)                  83
Profit/(loss) after tax                                        10                      225                 (159)
Minority interests                                              -                        -                  (27)

Profit/(loss) after tax and minority interests                 10                      225                 (186)
---------------------------------------------------------------------------------------------------------------

Statement of total recognised gains and losses
Profit for the financial period                                10                      225                 (186)
Currency translation differences                                -                        -                    -
Total gains and losses recognised since the last
  annual report                                                10                      225                 (186)
---------------------------------------------------------------------------------------------------------------

The exceptional items included in the summarised profit and loss account of S&S Holdings Ltd relate to bonus payments made to key employees as a result of the sale of the company to Visual Action Holdings Plc.

The financial statements of Film Facilities Limited for the year ended 31 March 1996 showed profit after taxation and minority interests of (pounds)183,000.

The financial statements of Blitz Communications Limited for the year ended 31 December 1995 showed profit after taxation and minority interests of (pounds) 483,000.

The financial statements of S&S Holdings Ltd. for the year ended 31 May 1996 showed profit after taxation and minority interests of (pounds)577,000.

Impact on cash flows

The above acquisitions' contributions to the Group's cash flows from their respective dates of acquisition are set out below:


                                                                           Film            Blitz Com-                 S&S
                                                                     Facilities           munications            Holdings
                                                                        Limited               Limited                Ltd.
                                                                    (pounds)000           (pounds)000         (pounds)000
Cash (outflow)/inflow from operating activities                            (120)                  516                 610


Returns on investments and servicing of finance                               -                     -                   -

Taxation                                                                     26                  (242)                 (1)

Capital expenditure and financial investment                               (759)                 (166)               (428)

Cash (outflow)/inflow before use of liquid resources and financing         (853)                  108                 181
--------------------------------------------------------------------------------------------------------------------------
Cash consideration including acquisition expenses                         3,312                 5,342               8,723

Cash at bank and in hand acquired                                           (50)                  (25)                (18)

Bank overdraft acquired                                                      52                   392                 543

Net outflow of cash in respect of the purchase                            3,314                 5,709               9,248
--------------------------------------------------------------------------------------------------------------------------


25. Group reconstruction

Following a group reconstruction on 22 February 1996, Visual Action Holdings Plc merged with Samuelson Group Plc and has accounted for the combination using merger accounting. Consequently, the consolidated financial statements show the combined companies results and financial positions as if they had always been combined. There were no adjustments required to achieve uniformity of accounting policies. Visual Action Holdings Plc issued 39,999,990 Ordinary Shares of 20p each in consideration of the transfer to the Company of the entire issued share capital of Samuelson Group Plc. The fair value of this consideration was (pounds)15,000,000. The consolidated profit on ordinary activities after taxation of Samuelson Group Plc from 1 January 1996 to 22 February 1996 was (pounds)108,000 (year ended 31 December 1995 (pounds)5,462,000).

The restatement of the opening consolidated reserves of Samuelson
Group Plc is shown below:


                                                           Called up         Share                  Profit and
                                                               share       premium        Merger          loss
                                                             capital       account       reserve       account
                                                         (pounds)000   (pounds)000   (pounds)000   (pounds)000
31 December 1995
As previously stated                                           4,471         8,607         1,006        14,767
Merger adjustments                                            (4,471)       (8,607)       (1,006)         (916)
Visual Action Holdings Plc entity reserves                     8,000         7,000             -             -

1 January 1996 as restated                                     8,000         7,000             -        13,851
--------------------------------------------------------------------------------------------------------------



26. Share premium account and reserves
    Group

                                                                                    Share         Profit
                                                                                  premium       and loss
                                                                                  account        account
                                                                              (pounds)000    (pounds)000


At 1 January 1996 as restated (see note 25)                                         7,000         13,851
Premium on issue of shares                                                         17,687              -
Expenses of share issue                                                              (243)             -
Exchange differences                                                                    -         (1,864)
Goodwill written off during the year                                                    -        (14,070)
Retained profit for the year                                                            -          4,561
At 31 December 1996                                                                24,444          2,478

-----------------------------------------------------------------------------------------------------------

Notes to the Financial Statements

                                                                                        Share          Prom
                                                                                      Premium      and loss
                                                                                      account       account
                                                                                  (pounds)000   (pounds)000

Company

At 24 February 1996                                                                     7,000             -
Premium on issue of shares                                                             17,687             -
Expenses of share issue                                                                  (243)            -
Retained profit for the year                                                                -         1,215
At 31 December 1996                                                                    24,444         1,215

-----------------------------------------------------------------------------------------------------------

27.  Reconciliation of movement in shareholders' funds                                   1996          1995

                                                                                  (pounds)000    pounds)000

Profit for the financial year                                                           6,566         5,462
Dividends                                                                              (2,005)            -
                                                                                        4,561         5,462
Other recognised gains and losses relating to the year (net)                           (1,864)          240
New share capital issued                                                                2,020             -
Premium on issue of shares                                                             17,687             -
Expenses of share issue                                                                  (243)            -
Goodwill acquired during the year                                                     (14,070)            -
Net addition to shareholders' funds                                                     8,091         5,702
Opening shareholders' funds                                                            28,851        23,149
Closing shareholders' funds                                                            36,942        28,851

-----------------------------------------------------------------------------------------------------------
28.  Reconciliation of operating profit to operating cash flows                          1996          1995
                                                                                  (pounds)000   (pounds)000

Operating profit                                                                        9,470         7,948
Depreciation charges                                                                   13,677        10,962
Profit on disposal of fixed assets                                                     (1,032)         (668)
(Increase) in stocks                                                                      (63)         (162)
(Increase) in debtors                                                                  (2,258)         (882)
Movements on inter-group balances                                                          69           330
increase/(decrease) in creditors                                                          783           (56)
(Decrease) in other provisions                                                            (31)          (64)
Net cash inflow from operating activities                                              20,615        17,408

----------------------------------------------------------------------------------------------------------------------------------

29. Analysis of cash flows for Headings netted In the cash flow statement


                                                                             1996                      1995
                                                                    (pounds)000  (pounds)000  (pounds)000  (pounds)000

Returns on Investments and servicing of finance

Interest received                                                                62                             125
Interest paid                                                                (1,154)                         (1,152)
Interest element of finance lease rental payments                              (121)                           (109)

Net cash outflow for returns on Investments
and servicing of finance                                                                     (1,213)                        (1,136)


----------------------------------------------------------------------------------------------------------------------------------
Capital expenditure and financial investment
Purchase of tangible fixed assets                                           (22,339)                        (16,864)
Sale of tangible fixed assets                                                 1,845                           1,077

Net cash outflow for capital expenditure
and financial investment                                                                    (20,494)                       (15,787)

----------------------------------------------------------------------------------------------------------------------------------
Acquisitions and disposals
Purchase of subsidiary undertakings                                         (17,385)                              -
Net overdrafts acquired with subsidiaries                                      (940)                              -

Net cash outflow for acquisitions and disposals                                             (18,325)                             -

----------------------------------------------------------------------------------------------------------------------------------
Management of liquid resources
Cash withdrawn from short term deposits                                         186                             434

Net cash inflow from management of
liquid resources                                                                                186                            434

----------------------------------------------------------------------------------------------------------------------------------

Financing
Issue of ordinary share capital                                                              19,707                              -
Expenses of share issue                                                                        (243)                             -

                                                                                             19,464                              -

Debt due within a year:
  increase in short-term borrowings                                               -                              42
  repayment of loan                                                            (128)                            (42)
Debt due beyond a year:
  new secured loan                                                                -                           1,086
Capital elements of finance lease rental repayments                            (772)                           (696)
                                                                                               (900)                           390

Net cash inflow from financing                                                               18,564                            390

----------------------------------------------------------------------------------------------------------------------------------

                                      29

Notes to the Financial Statements

30. Analysis of net debt


                                            At            Cash     Acquisitions            Other          Exchange              At

                                     1 January            Flow      (excl. cash         non-cash          Movement     31 December
                                          1996                              and          changes                              1996
                                                                     overdrafts)
                                   (pounds)000     (pounds)000      (pounds)000      (pounds)000       (pounds)000     (pounds)000

Cash at bank and in hand                   443           1,323                                                 58            1,824
Overdrafrs                              (6,376)         (5,149)                                              (127)         (11,652)
                                                        (3,826)
Debt due after one year                 (3,418)            128           (1,325)             339               524          (3,752)
Debt due within one year                (2,342)                                             (339)                           (2,681)
Finance leases                          (1,251)            772             (507)            (173)               75          (1,084)
                                                           900
Current asset investments                  186            (186)

Total                                  (12,758)         (3,112)          (1,832)            (173)              530         (17,345)


----------------------------------------------------------------------------------------------------------------------------------
31. Purchase of subsidiary undertakings
                                                                                                                       (pounds)000
Net assets acquired
Tangible fixed assets                                                                                                        5,937
Investments                                                                                                                     34
Stocks                                                                                                                         469
Debtors                                                                                                                      3,223
Taxation recoverable                                                                                                           145
Cash at bank and in hand                                                                                                        94
Creditors                                                                                                                   (2,571)
Taxation payable                                                                                                              (434)
Bank overdrafts                                                                                                               (987)
Loans and finance leases                                                                                                    (1,832)
Deferred taxation                                                                                                             (187)
                                                                                                                             3,891
Post acquisition profits previously included in Group accounts                                                                (231)
Goodwill                                                                                                                    14,070

                                                                                                                            17,730
----------------------------------------------------------------------------------------------------------------------------------
Satisfied by
Cash                                                                                                                        17,377
Deferred contingent cash                                                                                                       250
Original investment in Film Facilities Limited (see note 24)                                                                   103
                                                                                                                            17,730

----------------------------------------------------------------------------------------------------------------------------------
                                      30


32. Contingent liabilities

Visual Action Holdings Plc and its UK subsidiary undertakings have entered into bank cross guarantees in respect of bank borrowings of Visual Action
Holdings Plc and its UK subsidiary undertakings. At 31 December 1996 these bank borrowings amounted to (pounds)9,670,000.


At 31 December 1995, Samuelson Group Plc and its UK subsidiary undertakings had bank guarantees secured by first fixed and floating charges over the assets of Samuelson Group Plc and its UK subsidiary undertakings in respect of bank borrowings of Eagle Trust Plc and its UK subsidiary undertakings.
At 31 December 1995 these bank borrowings amounted to (pounds)28,539,000 for the Eagle Trust Plc group.

33. Related party transactions

The following transactions were entered into with related parties:

(a) On 28 February 1996 the Company, the Directors and Eagle Trust Plc entered into an agreement relating to the placing of 46,000,000 Ordinary
Shares of 20p each in the Company. The agreement provided that Eagle Trust
Plc would be responsible for all the expenses of the placing except a placing commission of (pounds)111,000 payable by the Company. The expenses of the placing which Eagle Trust Plc was responsible for amounted to (pounds)3,580,000.

(b) Eagle Trust Plc agreed to fund a bonus of (pounds)1,250,000 in total which was payable by the Company to certain employees of the Group on 6
March 1996. Of this bonus, (pounds)293,770 was paid to the executive directors of the Company (as disclosed in the Report of the Remuneration
Committee on page 11) and the balance was paid to other employees of the Group.

 (c) Eagle Trust Plc has agreed to surrender tax losses of approximately
 (pounds)4,000,000 to the Group for a consideration of (pounds)150,000. The agreement was entered into by the Company with Eagle Trust Plc in December
 1996.

 Eagle Trust Plc, a company registered in England and Wales, was the Company's ultimate parent undertaking until 6 March 1996. At 31 December
 1996, (pounds)150,000 was included in creditors as being payable to Eagle Trust
 Plc.

34. Financial commitments

(a) The Group is liable under leases on properties which are no longer occupied for the Group's business as follows:




                                  Lease expiry date        Annual rental                                                   Details
 Lease A                                       2010      (pounds)126,500        Sublet at rental of (pounds)9O,500 p.a. until 1997
 Lease B                                       2012       (pounds)30,900                       Sublet rent free until 1 March 1996
                                                                                                   and then at (pounds)27,425 p.a.

 Lease C                                       2010      (pounds)410,000                   Sublet on same annual rental until 2010


Provision of (pounds)105,000 (1995: (pounds)136,000) has been made against Lease A and Lease B (see note 21).

(b) The annual minimum lease payments under operating leases to which the Group was committed at 31 December 1996 were as follows:


                                                                  1996                                       1995
                                                              Property                 Other             Property            Other
                                                           (pounds)000           (pounds)000          (pounds)000      (pounds)000
 Group
 Lease expires

    Within one year                                                216                    18                  196               53
    Between two and five years                                     927                   354                1,047              223
    After five years                                             1,363                   109                1,458               60
                                                                 2,506                   481                2,701              336

----------------------------------------------------------------------------------------------------------------------------------
 Company

 Lease expires

    Within one year                                                  -                     -                    -                -
    Between two and five years                                       -                    15                    -                -
    After 5 years                                                  525                     -                    -                -

                                                                   525                    15                    -                -
----------------------------------------------------------------------------------------------------------------------------------

Notes to the Financial Statements

35. Pensions

Defined contribution scheme

The Group operates a defined contribution scheme for its executives and UK employees. The assets of the scheme are held in an independently administered fund. The pension cost represents contributions payable by the Group to the fund and amounted to (pounds)324,000 (1995: (pounds)296,000). Included in prepayments in respect of the scheme are contributions totalling (pounds)Nil (1995: (pounds)34,000).

Defined benefit scheme

The company operates a defined benefit pension scheme, 'The Samuelson Group Plc 1991 Pension Plan', providing benefits based on final pensionable salary. The assets of the scheme are held separately from those of the Group, being invested with independent fund managers. The contributions are determined by an independent qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was as at 1 May 1995. The assumptions which have the most significant effect on the valuation are that the annual valuation rate of interest will be 8.5%, the annual rate of salary increase will be 6.5% and that present and future pension in excess of the guaranteed minimum pension will increase at a rate of 4% per annum.

The actuarial valuations as at 1 May 1995 showed that the market value of the scheme's assets was (pounds)4,785,874 representing 90% of the benefits that had accrued to members after allowing for expected future increases in earnings. On the advice of the scheme actuary the Company made contributions amounting to (pounds)143,000 during the year. The pension charge in the profit and loss account for the year was (pounds)128,000 (1995: (pounds)120,000) which represents the regular cost including amortisation of the scheme's funding deficiency. On a discontinuance basis the deficit amounted to approximately (pounds)500,000.

36. Major non-cash transactions

During the year the Group entered into finance lease agreements and hire purchase contracts in respect of fixed assets with a total capital value at the inception of the leases of (pounds)173,000 (1995: (pounds)1,250,000).


Note 37. Differences between accounting principles generally accepted in the United Kingdom and the United States.



The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differ in certain material respects from generally accepted accounting principles in the United States (US GAAP). The effects of the significant differences in the determination of retained profit and equity shareholders' funds are set out below.



Goodwill



Under UK GAAP goodwill arising on the acquisition of subsidiaries and associates is written off immediately against reserves. Under US GAAP goodwill is capitalised and amortised by charges against income over its estimated useful economic life, subject to a maximum of forty years. For the purposes of the reconciliations below, the useful life of goodwill has been taken to be 25 years.


Deferred Taxation



Under UK GAAP deferred taxation is provided using the liability method in respect of the taxation effect of all material timing differences to the extent that it is considered probable that liabilities will crystalise in the foreseeable future. With respect to timing differences giving rise to a deferred tax asset, under UK GAAP the asset is generally not recognised unless recovery within the immediate term is certain. Under US GAAP, as set out in Statement of Financial Accounting Standards No. 109, deferred taxation is generally provided on a full liability basis and deferred tax assets are recognised in full having regard to any required valuation allowance.


Proposed Dividends


Under UK GAAP ordinary dividends are provided for in the financial year in respect of which they are proposed together with the related advance corporation tax ("ACT") provision. Under US GAAP such dividends and the related ACT payable thereon are not provided for until formally declared by the board of directors.



                                                Year ended        Year ended
                                             31 December 1996  31 December 1995
                                             (pounds)000       (pounds)000
                                             ----------------- ----------------

Retained profit under UK GAAP                        4,561            5,462

Adjustments:
Goodwill amortisation                                (188)              --
Deferred taxation                                    (481)            (166)
Proposed dividends                                  1,453               --
                                                 --------         --------

Net income as adjusted in accordance
  with US GAAP                                      5,345            5,296
                                                 ========         ========



                                                As at              As at
                                             31 December 1996  31 December 1995
                                             (pounds)000       (pounds)000
                                             ----------------- ----------------
Equity shareholders' funds under
  UK GAAP                                          36,942           28,851

Adjustments:
Goodwill                                           13,882               --
Deferred taxation                                   5,458            5,939
Proposed dividends                                  1,453               --
                                                 --------         --------

Equity shareholders' funds as adjusted
 in accordance with US GAAP                        57,735           34,790
                                                 ========         ========



Consolidated Statements of Cash Flows


The consolidated cash flow statements prepared in accordance with UK GAAP present substantially the same information as that required under US GAAP. UK GAAP and US GAAP differ, however, with regard to the classification of certain items within the statements and as regards the definition of cash and cash equivalents.



The categories of consolidated cash flow activity under US GAAP can be summarised as follows:



                                                Year ended        Year ended
                                             31 December 1996  31 December 1995
                                             (pound)000        (pound)000
                                             ----------------  ----------------
Net cash provided by operating actiies             21,944           15,307
Net cash utilised by investing activities         (38,633)         (15,353)
Net cash provided by financing activities          18,012              390
Currency translation                                   58              (29)
                                                 --------         --------
Net increase in cash and cash equivalents           1,381              315
Cash and cash equivalents at beginning of year        443              128
                                                 --------         --------
Cash and cash equivalents at end of period          1,824              443
                                                 ========         ========

Report of the Remuneration Committee

Remuneration

The remuneration committee is chaired by Brian Smith and its other members are David James, Shaun Lawson and Michael Guthrie. The committee reviews the performance of and decides an overall remuneration package for executive directors in order to attract and retain high quality executives capable of achieving the Group's objectives. The package consists of basic salary, benefits, share options, pensions and performance related bonus which is dependent on the economic value added to the Group. The committee is also responsible for administering the Executive Share Option Scheme and for proposing all appointments to the Board.

In determining the remuneration package for 1996, the remuneration committee has complied with Section A of the best practices provisions annexed to the Listing Rules of the London Stock Exchange and confirms that it has given full consideration to Section B of these provisions throughout the accounting period since listing.

The fees for non-executive directors are determined by the Board within the limits stipulated in the Articles of Association. The non-executive directors are not involved in any discussions or decision about their own remuneration.

The individual components of the remuneration package are discussed below:

Basic salary and benefits: The salary and benefits are reviewed annually in the context of individual and business performance. Benefits principally comprise a car and private healthcare.

Share options: Options over 337,600 Ordinary Shares were issued to the executive directors of the Group under the Executive Share Option Scheme on the listing of the Group at an exercise price equal to the placing price of 185p. These options are exercisable between March 1999 and March 2006. These options will not normally be exercised unless, at the proposed date of exercise, the increase in earnings per share of the Group over the period from the date of the grant of the option to the date of exercise exceeds inflation over that period plus 3 per cent. for each complete accounting period of the Group during that time.

Pensions: Both executive directors are entitled to pension contributions from the Group at the discretion of the remuneration committee to be paid into a personal pension plan of their choice. No elements of remuneration other than basic salary are pensionable.

Annual bonus scheme: The Group has established, for senior management, with effect from 1st January 1996, the Visual Action Holdings plc Annual Bonus scheme. The scheme is administered by the remuneration committee. Both of the executive directors of the Group, R.K. Ellis and D.J. Fraser, participated in the Scheme in 1996.

The amount of the bonus depends on the performance of the Group. The bonus is calculated with reference to the economic value added to the Group (in the case of the executive directors) or to the relevant operating subsidiary (in the case of other senior management). Economic value added is determined by comparing the return (i.e. trading profits) on the trading assets with the national cost of capital invested in the Group.

Part of the bonus will be paid in cash with the balance being satisfied by an investment award. For executive directors of the Group, 20 per cent. of the bonus must be taken as an investment award. In addition, if the bonus exceeds 50 per cent of the executive director's basic salary, the excess over 50 per cent. must be taken as an investment award. The maximum value of any bonus (including the value of any related investment award and incentive award) may not exceed 70 per cent. of the participant's basic salary.

An investment award will consist of fully paid Ordinary Shares having a market value at the time the award is made equal to the amount of bonus to be satisfied by an investment award. The Committee has power to make an investment award of a greater amount. The Ordinary Shares are held in trust by the trustee of the Visual Action Employee Trust for a minimum period of three years. Dividends paid on the Ordinary Shares during the restricted period will be paid to the participant.

In addition, the Committee may make incentive awards. These will consist of fully paid Ordinary Shares having a market value at the time the award is made equal to 150 per cent. of the investment award. The Committee has power to make an incentive award of a greater amount. The Ordinary Shares are held in trust by the trustee of the Visual Action Employee Trust for a minimum period of three years. Dividends paid on the Ordinary Shares during the restricted period will be paid to the participant.

The Committee may specify performance targets which must be satisfied before Ordinary Shares comprised in an incentive award may be released. For those incentive awards made for 1996, the performance target is as follows. If, at the end of the restricted period, the total shareholder return of the Group compared with similar companies (as determined by the Committee) exceeds the median of the comparator companies, 67 per cent. of the incentive award will be released. If, at the end of the restricted period, the total shareholder return of the Group places the Group in the upper quartile of the comparator companies, 100 per cent. of the incentive award will be released. For those purposes, total shareholder return means the percentage increase in the value of shares assuming dividends to have been reinvested.

Ordinary Shares comprised in both an investment award and an incentive award will normally be forfeited if the participant ceases to be employed by the Group prior to the expiry of the restricted period other than due to retirement.

However, if a participant ceases, before the expiry of the restricted period, to be employed by the Group by reason of death, injury, illness, redundancy or disposal of the company or business in which he works, Ordinary Shares comprised in the investment award and the incentive award will be released to the participant irrespective of whether any performance targets have been satisfied. If a participant ceases to be an employee of the Group for any other reason, the Committee may allow the participant to retain his investment award and, subject to any performance targets being satisfied, his incentive reward.

In the event of a take-over, reconstruction or winding up, Ordinary Shares comprised in the investment award and the incentive award will be released to the participant irrespective of whether any performance targets have been satisfied.

Visual Action Employee Trust: The Visual Action Employee Trust is an employee benefit trust established by trust deed, for the benefit of employees and former employees of the Group and their dependants. The Trustee is independent of the Group.

The Visual Action Employee Trust will acquire Ordinary Shares by subscription or purchase to satisfy investment awards and incentive awards (as described above). The funding for the acquisition of Ordinary Shares by the Trustee will be provided by the Group.

The maximum number of unallocated Ordinary Shares which the Visual Action Employee Trust may hold is limited to 5% of the issued share capital of the Company. There are further restrictions which the Trustee is subject to in respect of subscriptions for new Ordinary Shares as detailed in the trust deed.

As detailed above, Ordinary Shares comprised in an investment award and an incentive award will normally be forfeited if the participant ceases to be employed by the Group prior to the expiry of the restricted period other than due to retirement, death, injury, illness, redundancy, takeover, reconstruction, winding up or disposal of the company or business in which he works.

The cost of the Group of investment awards is charged to the profit and loss account in the period in which the investment awards are earned. The cost to the Group of incentive awards is recorded as an asset in the period in which the incentive award is earned and amortised over three years, being the term of the restricted period.

During the year ended 31 December 1996 no new Ordinary Shares had been subscribed for by the Trustee and as at 31 December 1996 the Visual Action Employee Trust held no Ordinary Shares.

Disposal bonus: Eagle Trust plc agreed to fund a disposal bonus totalling (pounds)1,250,000 which was paid by Visual Action Holdings plc to certain employees of the Group at listing. Of this bonus, (pounds)293,770 was paid to the executive directors of the Group.

Directors remuneration

The remuneration is made up as follows:

                                      1996               1995
                                (pound)000         (pound)000
Fees                                    94                  6


Other emoluments:
   Basic salaries                      229                232
   Benefits                             19                 26
   Performance related bonuses         129                239
   Pension contributions                56                 96
   Disposal bonus                      294                  -
   Compensation for loss of office       -                 94

                                       821                693
-------------------------------------------------------------------------------

Report of the Remuneration Committee

Executive directors

The remuneration of executive directors is made up as follows:

                            R.K. Ellis         D.J. Fraser      P.D. Davies
                         1996       1995      1996     1995    1996      1995
                      (pounds)   (pounds)  (pounds)  (pounds) (pounds) (pounds)

Fees                        -          -         -        -       -     6,000

Basic Salary          130,000     90,000    98,800   95,000       -    47,000

Benefits                9,045      5,365    10,434    9,075       -    11,623

Performance related
 bonuses
 cash element          52,000     42,000    37,452  111,100       -    86,100

Performance related
  bonuses

Investment and
 incentive shares
  element              39,000          -         -        -       -         -

Compensation for
 loss of office                        -         -        -       -    93,611

                      230,045    137,365   146,686  215,175       -   244,334

Pension contributions  29,500     20,250    26,873   26,842       -    48,717

                      259,545    157,615   173,559  242,017       -   293,051


Disposal bonus        180,682          -   113,088        -       -         -

                      440,227    157,615   286,647  242,017       -   293,051
-------------------------------------------------------------------------------

The pension contributions detailed above represent the contributions payable for the year into a personal pension scheme of the directors' choice. In addition, as part of the pension arrangements, the directors are entitled to life assurance cover equal to four times basic salary. The amount of life assurance premium paid for each director is as follows: RK Ellis - (pound)910 DJ Fraser - (pound)692

The investment and incentive shares awarded will be held in trust by the trustee of the Visual Action Employee Trust for a minimum period of three years.

Non-executive directors

                                 Fees             Fees
                                 1996             1995
                                (pound)         (pound)

John Brian Smith                46,667              -
David Noel James                12,500              -
Paul Derek Davies               12,500          6,000
Michael Shaun Lawson            20,833              -
Garth Michael Guthrie                -              -
John Anthony Herring             1,250              -

                                93,750          6,000
-------------------------------------------------------------------------------


                                      35


Directors' Interests

The interests of the directors and their immediate families and persons connected with the directors for the purposes of section 346 of the Companies
Act 1985 (all of which are or will be beneficial) in the issued share capital of the Company which have been notified by each director pursuant to section 325 of the Companies Act 1985 at 31 December 1996 are as follows:


                                                  Number of            Percentage of Issued         Number of options over
                                            Ordinary Shares          Ordinary Share capital                Ordinary Shares

John Brian Smith                                      8,000                          0.016%                             --
Robert Keith Ellis                                   20,000                          0.040%                        199,600
Donald John Fraser                                    2,000                          0.004%                        138,000
David Noel James                                         --                              --                             --
Paul Derek Davies                                        --                              --                             --
Michael Shaun Lawson                                 15,000                          0.030%                             --
Garth Michael Guthrie                                   --                              --                             --
John Anthony Herring                                     --                              --                             --
--------------------------------------------------------------------------------------------------------------------------


There has been no change in the interests set out above between 31 December 1996 and 14 February 1997. No director had any interest in the issued share capital of the Company at 1 January 1996. The options were granted to the directors on 6 March 1996 and there has been no movement in the number of options since that date, except that all Mr. D.J. Frasers' options lapsed upon his resignation on 10 January 1997.

Directors' Service Agreements

The following service agreements, letters of appointment and consultancy agreements have been entered into between the Directors and the Company:


Name                        Position               Term                                                Basic Annual Fee or Salary
J. Brian Smith              Chairman               To terminate at the conclusion of the AGM                    (pounds)40,000 pa
                                                   to receive the 1998 report and accounts
Robert K. Ellis             Chief Executive        Terminable by either party on 12 months'                    (pounds)130,000 pa
                                                   notice to expire on or after 26 March 1998
Donald J. Fraser            Finance                Terminable by the Company on 12 months                       (pounds)98,000 pa
                            Director               notice and by Mr. Fraser on 6 months' notice
David N. James              Non-executive          Term of three years                                          (pounds)15,000 pa
Derek Davies                Non-executive          To terminate at the conclusion of the AGM                    (pounds)15,000 pa
                                                   to receive the 1995 report and accounts
Shaun Lawson                Non-executive          Term of three years                                          (pounds)25,000 pa
John A. Herring             Non-executive          Term of three years                                          (pounds)15,000 pa
C. Michael Guthrie          Non-executive          Term of three years                                          (pounds)15,000 pa
---------------------------------------------------------------------------------------------------------------------------------


The service agreements of Mr. Ellis and Mr. Fraser provide that their salaries are subject to annual review by the remuneration committee but there is no contractual entitlement to any increase in basic salary.

Under the terms of his letter of appointment, Mr. Smith is entitled to a daily fee of (pounds)1,000 in addition to his annual fee if he provides more than 40 days service to the company in each year. Under the terms of their letters of appointment, each of Mr. James, Mr. Davies, Mr. Guthrie and Mr. Herring is entitled to a daily fee of (pounds)1,000 in addition to his annual fee if he provides more than 12 days service to the company in each year. Under the terms of the consultancy agreement between the Company and Lawson & Partners Limited, Mr. Lawson's management company, Lawson & Partners Limited is entitled to a daily fee of (pounds)1,000, in addition to his annual fee, if Mr. Lawson provides more than 22 days service to the Company in each year. Each non-executive director's appointment may be terminated early if he resigns as a director, if he is removed as a director by the Company in general meeting or by all the other directors or if he is required to retire by rotation in accordance with the Company's Articles of Association and is not re-elected. No special compensation arrangements apply if the appointment of any non-executive director is terminated early.

Visual Action Holdings plc (formerly, Samuelson Group plc)
1995 Annual Report
Year ended 31 December 1994



                                                                           Pages

Auditors' report                                                             4


Group profit and loss account                                               5-6


Group balance sheet                                                          7


Company balance sheet                                                        8


Group cash flow statement                                                    9


Notes to the financial statements                                         10-37

Directors' report
for the year ended 31 December 1994


The directors present their report and the audited financial statements for the year ended 31 December 1994.

Principal activities

The principal activities of the group remain the provision of equipment for hire and services and sales of equipment to the film, television and presentation industries.

Results and dividends

The group profit for the year after taxation amounted to (pounds)9,786,000 and is dealt with on page 5.


The directors do not recommend the payment of a dividend.

Future developments

The directors intend to expand and develop the group.

Post balance sheet events

On 23 February 1996, the whole of the issued share capital of Samuelson Group plc was acquired by Visual Action Holdings plc. Application has been made by Visual Action Holdings plc to the London Stock Exchange for the whole of its ordinary share capital issued and to be issued to be admitted to the Official List.

Fixed assets

Details of changes in fixed assets are as set out in notes 11 and 12 to the financial statements.

Research and development

The group has invested in the development of specialised equipment for use in the film and television industries.

Directors

The following persons were directors during the year:

J B Smith           (Chairman)
P D Davies
D J Fraser
D N James CBE

R K Ellis           (Appointed 4 May 1995)

REPORT OF INDEPENDENT AUDITORS


Report of the auditors to the members of Visual Action Holdings plc (formerly, Samuelson Group plc).


We have audited the consolidated financial statements of Visual Action Holdings plc set out on pages 40 to 72, which are expressed in pounds sterling. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements set out on pages 40 to 72 present fairly, in all material respects, the consolidated financial position of Visual Action Holdings plc as at 31 December 1994, and the consolidated results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles in the United Kingdom.


/s/ Coopers & Lybrand
Chartered Accountants and Registered Auditors
London, England
28 February 1996

Group profit and loss account
for the year ended 31 December 1994



                                                      Notes             1994
                                                                    (pounds)000
Turnover
Continuing operations                                                   65,604

Discontinued operations                                                  2,270
                                                                       -------

Total turnover                                        3,4,5             67,874

Cost of sales                                                          (39,830)
                                                                       -------

Gross profit                                                            28,044

Net operating expenses                                                 (20,812)
                                                                       -------

Operating profit                                        3,5              7,232

Income from interests in associated undertakings                           148

Profit on disposal of discontinued activities            26              1,606

Interest receivable and similar income                    7                224

Interest payable and similar charges                      8               (960)
                                                                       -------

Profit on ordinary activities before taxation             6              8,250

Tax (charge)/credit on profit on ordinary activities     10              1,536

Profit on ordinary activities for the financial year                     9,786
                                                                       -------

Retained profit transferred to reserves                   20             9,786
                                                                       =======


There is no difference between the profit on ordinary activities before taxation and the retained profit for the year stated above, and their historical cost equivalents.

Group statement of total recognised gains and losses


                                                           1994
                                                        (pounds)000
Profit for the financial year                              9,786
Currency translation adjustments on consolidation
of overseas subsidiary undertakings                          194
                                                           -----

Total gains and losses recognised since previous
 balance sheet date                                        9,980
                                                           =====

Group balance sheet
at 31 December 1994


                                              Notes         1994
                                                         (pounds)000
Fixed assets
Tangible assets                                 11          31,415
Investments                                     12             337
                                                           -------
                                                            31,752
Current assets
Stocks                                          13           2,102
Debtors                                         14          13,258
Investments                                     15             620
Cash at bank and in hand                        24             128
                                                           -------
                                                            16,108

Creditors: amounts falling due within
 one year                                       16         (20,867)
                                                           -------
Net current liabilities                                     (4,759)

                                                           -------
Total assets less current liabilities                       26,993

Creditors: amounts falling due after
 more than one year                             17          (2,672)
Provisions for liabilities and charges          18          (1,172)
                                                           -------
Net assets                                                  23,149
                                                           =======

Capital and reserves
Called up share capital                         19           4,471
Share premium account                           20           8,607
Merger reserve                                  20           1,006
Profit and loss account                         20          9,065
                                                           -------
Equity shareholders' funds                      21          23,149
                                                           =======


The financial statements on pages 5 to 30 were approved by the board of directors on 28 February 1996 and were signed on its behalf by:


D J Fraser
Director

Company balance sheet
at 31 December 1994

                                              Notes        1994
                                                        (pounds)000
Fixed assets
Tangible assets                                 11             55
Investments                                     12          6,462
                                                          -------
                                                            6,517
Current assets
Debtors                                         14         23,060
Cash at bank and in hand                                        1
                                                          -------
                                                           23,061

Creditors: amounts falling due within
 one year                                       16        (13,463)
                                                          -------

Net current assets                                          9,598
                                                          -------
Total assets less current liabilities                      16,115

Creditors: amounts falling due after
 more than one year                             17           --
Provisions for liabilities and charges          18         (1,001)
                                                          -------
Net assets                                                 15,114
                                                          =======
Capital and reserves
Called up share capital                         19          4,471
Share premium account                           20          8,607

Merger reserve                                  20          1,006
Profit and loss account                         20          1,030
                                                          -------
Equity shareholders' funds                                 15,114
                                                          =======




The financial statements on pages 5 to 30 were approved by the board of directors on 28 February 1996 and were signed on its behalf by:


D J Fraser
Director

Group cash flow statement
for the year ended 31 December 1994

                                                Notes       1994
                                                         (pounds)000
Net cash inflow from operating
 activities                                       22       13,991

Returns on investments and servicing
 of finance
Interest received                                             224
Interest paid                                                (883)
Interest element of finance
lease rentals                                                 (89)
Dividend received from associated
undertaking                                                     8

                                                          -------
Net cash outflow from returns on
 investments and servicing of finance                        (740)

Taxation
UK corporation tax paid                                        (7)
Overseas tax paid                                          (1,252)
                                                          -------
Tax paid                                                   (1,259)

Investing activities
Purchase of tangible fixed assets                         (15,015)
Other acquisitions                                            (81)
Purchase of fixed asset investments                          (250)
Sales of tangible fixed assets                                984
Sale of business                                  26        4,000
                                                          -------

Net cash outflow from investing
 activities                                               (10,362)
                                                          -------
Net cash (outflow)/inflow                                   1,630
before financing

Financing:
New loans                                                   1,618
Repayments of amounts borrowed                               (436)
Capital element of finance lease
 repayments                                                  (512)
                                                          -------
Net cash inflow from financing                    25          670
                                                          -------
(Decrease)/increase in cash and cash
 equivalents                                      23        2,300
                                                          =======

Notes to the financial statements
for the year ended 31 December 1994


1    Principal accounting policies

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important accounting policies, which have been applied consistently, is set out below.

Accounting convention


The financial statements have been prepared under the historical cost convention.

Consolidation

The consolidated accounts comprise the accounts of the company and its subsidiary undertakings. The trading results of undertakings acquired or disposed of during the period are consolidated for the period of ownership. Goodwill, being the excess of cost of acquisition over the fair value of net tangible assets acquired, is written off directly to reserves.

Depreciation

Depreciation is calculated to write off the cost less estimated residual value of tangible fixed assets by equal annual instalments over their expected useful lives as follows:

Freehold buildings                              - 2.5%
Short leasehold land and buildings              - Over the period of the lease
Plant and hire equipment                        - 15-33%
Office equipment, fixtures and fittings         - 10%
Vehicles                                        - 20%

Freehold land is not depreciated.

Profit or losses on the disposal of hire equipment which reflect normal adjustments to depreciation previously charged are included in operating profit as part of the normal depreciation charge.

Deferred taxation

Deferred taxation is provided using the liability method in respect of the taxation effect of all timing differences to the extent that it is considered probable that liabilities will crystallise in the foreseeable future.

Leasing and hire purchase commitments

Assets obtained under finance leases and hire purchase contracts are capitalised in the balance sheet and obligations to make future payments are recognised. Interest charges are written off to the profit and loss account in the period in which they are incurred. Rentals paid under operating leases are charged to income on a straight line basis over the term of the leases.

Foreign currency translation

Assets and liabilities denominated in overseas currencies are translated at the rates ruling at the balance sheet date. The trading results are also translated into sterling at the rate of exchange ruling at the balance sheet date. Exchange differences arising in respect of the revenue transactions in the accounting period are included in the group profit and loss account. Other exchange differences arising on retranslation of the opening net assets in the investments in overseas subsidiaries are taken to reserves.

Investments

Shares in subsidiary undertakings are stated at cost less provision for any permanent diminution in the value of the investment.

Stocks and work-in-progress

Stocks and work-in-progress have been valued at the lower of cost and net realisable value. Cost comprises purchase cost of goods, direct labour and those overheads related to manufacture and distribution based on normal activity levels.

Pension schemes

The company operates two pension schemes for the benefit of employees of the company and former employees of Eagle Trust plc.

Defined benefit scheme

The regular cost of providing retirement pensions is charged to the profit and loss account over the employees' service lives on the basis of a constant percentage of earnings. Variations from regular cost, arising from periodic actuarial valuations, are allocated over the expected remaining services lives of current employees on the basis of a constant percentage of current and estimated future earnings. The difference between the charge to the profit and loss account and the contributions payable is shown as an asset or as a liability in the balance sheet.

Defined contribution scheme

Contributions are charged to the profit and loss account on a payable basis.

Turnover

Turnover comprises sales of goods and services to external customers excluding VAT.

Cost of sales

Cost of sales represent directly attributable cost of sales.

Net operating expenses

Net operating expenses represent the cost of operations and administration, including depreciation and profit and loss on disposal of hire equipment.

Research and development


Research and development expenditure is written off during the year in which it is incurred.

2    Basis of preparation of the accounts

On listing of Visual Action Holdings plc, the bank guarantees and first fixed and floating charges entered into by the UK members of the Group in respect of the ultimate parent company, Eagle Trust plc and its subsidiary undertakings will be released and additional facilities will become available to the Group. As a result, the directors consider that the Group constitutes a going concern. Accordingly, the accounts have been prepared on a going concern basis.

3    Analysis of comparatives between continuing and discontinued operations


                                      Continuing     Discontinued      Total
                                         1994           1994            1994
                                     (pounds)000     (pounds)000    (pounds)000

Turnover                                 65,604          2,270         67,874
Cost of sales                           (38,586)        (1,244)       (39,830)
                                        -------        -------        -------
Gross profit                             27,018          1,026         28,044
Net operating expenses                  (20,048)          (764)       (20,812)
                                        -------        -------        -------
Operating profit                          6,970            262          7,232
                                        =======        =======        =======

4    Turnover

All turnover and profit is in respect of the group's activities in the film, television and presentation industries. An analysis of turnover by destination is as follows:


                                                  1994
                                               (pounds)000
United Kingdom                                   23,333

France                                            7,093

Rest of Europe                                      747

Middle East                                          59


North America                                    28,285

South America                                      --

Africa                                               56

Australasia                                       7,493

Far East                                            808
                                                 ------
                                                 67,874
                                                 ======


An analysis of turnover by origin is as follows:

                                                  1994
                                               (pounds)000
United Kingdom                                    23,068

France                                             6,711

United States of America                          27,376

Australia and South East Asia                      8,449

Discontinued operations                            2,270
                                                  ------
                                                  67,874
                                                  ======


5    Segmental analysis

An analysis of operating profit by geographical market is as follows:


                                                  1994
                                               (pounds)000
United Kingdom                                     3,229


France                                               584

United States of America                           2,045

Australia and South East Asia                      2,192

Discontinued operations                              262

Central costs                                     (1,080)
                                                  ------
                                                   7,232
                                                  ======

An analysis of net assets by geographical market is as follows:

                                                  1994
                                               (pounds)000

United Kingdom                                     15,251

France                                              3,957

United States of America                           10,095

Australia and South East Asia                       4,883
                                                  -------
                                                   34,186
Less borrowings                                   (11,037)
                                                  -------
                                                   23,149
                                                  =======


An analysis of turnover by class of business is as follows:


                                                  1994
                                               (pounds)000
Film services                                    37,987

Broadcast video                                   7,776

Audio - visual                                   19,841


Discontinued operations                           2,270
                                                 ------
Total turnover                                   67,874
                                                 ------


An analysis of operating profit by class of business is as follows:

                                                  1994
                                               (pounds)000
Film services                                     5,074

Broadcast video                                   1,663

Audio - visual                                    1,313

Discontinued operations                             262

Central costs                                    (1,080)
                                                 ------

Total operating profit                            7,232
                                                 ------


An analysis of net assets by class of business is as follows:


                                                  1994
                                               (pounds)000
Film services                                     16,235

Broadcast video                                    1,766

Audio - visual                                     5,148
                                                  ------
Total net assets                                  23,149
                                                  ------

6    Profit on ordinary activities before taxation

Profit on ordinary activities before taxation is stated after charging/(crediting):


                                                                     1994
                                                                  (pounds)000
Profit on disposal of fixed assets                                   (565)

Depreciation:
 Tangible owned fixed assets                                        9,117

 Tangible fixed assets held under finance leases                      388

Exceptional items included under net operating expenses:
 Exceptional depreciation                                             368

 Reorganisation provision released                                   (297)

Hire of plant and machinery                                         4,016

Operating lease rentals:
 Plant and hire equipment                                             243

 Other                                                              2,336

R&D expenditure                                                        90

Rents receivable (net of expenses)                                   (302)

Auditors' remuneration:
 Audit services (company (pounds)42,000)                              192
 Non audit services to the company and its UK subsidiaries             24
                                                                  =======


7    Interest receivable and similar income


                                                  1994
                                               (pounds)000

Interest from parent undertaking                   142

Bank interest                                       58

Other                                               24
                                                   ---
                                                   224
                                                   ===


8    Interest payable and similar charges

                                                      1994
                                                   (pounds)000
On bank loans and overdrafts wholly repayable
  within five years                                     859

On other loans wholly repayable within five years        12

Finance lease charges                                    89
                                                      -----
                                                        960
                                                      =====

9    Staff numbers and costs

Staff costs (including executive directors) during the year amounted to:


                                                  1994
                                               (pounds)000
Wages and salaries                                16,735

Social security costs                              2,545


Other pension costs                                  351
                                                  ------
                                                  19,631
                                                  ======


The average number of employees during the year was:


                                                    1994
                                                   Number
Technical support and maintenance                    330

Administration                                       161

Distribution and warehouse                           158

Sales                                                80
                                                     ---
                                                     729
                                                     ===


Details of directors' remuneration are as follows:

                                   Donald        Derek
                                   Fraser        Davies       Total
                                (pounds)000   (pounds)000  (pounds)000
Emoluments                          289          304          593

Pension contributions                24           30           54
                                    ---          ---          ---

Total 1994                          313          334          647
                                    ===          ===          ===


The directors received an annual bonus based on a pre-determined target of profit before tax. The percentage of the target reached determined the percentage of the salary paid as a bonus.


None of the directors held any share options in Eagle Trust plc or Samuelson Group plc during the period.

No director waived emoluments in respect of the years ended 31 December 1994. In the year ended 31 December 1994, Brian Smith and David James were paid by Eagle Trust plc. In the future their remuneration as directors of the company will be paid by the company.


10   Taxation

Taxation based on the profit for the year:


                                                       1994
                                                    (pounds)000
UK corporation tax at 33%                                 694
UK deferred tax                                           123
Overseas tax                                            1,395
Overseas deferred tax                                    --
Shares of associated undertakings' taxation                76
                                                       ------
                                                        2,288

Adjustment in respect of previous years:
UK corporation tax                                     (3,921)
Overseas tax including deferred tax                        97
                                                       ------
Tax charge/(credit)                                    (1,536)
                                                       ======



The UK corporation tax adjustment comprises a reversal of amounts charged in respect of tax losses ceded by Eagle Trust plc.

11   Tangible fixed assets



Group
                                           Plant and     Fixtures
                              Land and       hire          and
                              buildings    equipment     fittings       Total
                            (pounds)000   (pounds)000  (pounds)000   (pounds)000
Cost
1 January 1994                  2,138       67,041         6,696        75,875

Additions                         150       14,159         1,286        15,595

Disposals                        (133)      (2,663)         (853)       (3,649)

Exchange movement                 (16)        (109)          (92)         (217)

Other movements                  --          1,125            90         1,215
                             --------     --------      --------      --------
31 December 1994                2,139       79,553         7,127        88,819
                             --------     --------      --------      --------
Depreciation
1 January 1994                    588       45,250         4,722        50,560

Charge for the year               173        8,466           854         9,505

Disposals                         (80)      (2,299)         (851)       (3,230)

Exchange movement                  (8)         (83)          (45)         (136)

Other movements                  --            677            40           705
                             --------     --------      --------      --------
31 December 1994                  673       52,011         4,720        57,404
                             --------     --------      --------      --------
Net book value

31 December 1994                1,466       27,542         2,407        31,415
                             ========     ========      ========      ========




                                      57



11   Tangible fixed assets (continued)

Analysis of net book amount of land and buildings



                              Group
                               1994
                         (pounds)000

Freehold                         92

Short leasehold               1,374
                              -----
                              1,466
                              =====


Leased assets

Included in the group fixed assets are the following amounts relating to leased plant and machinery under finance leases and hire purchase contracts:


                                                  Group
                                               (pounds)000
Cost
31 December 1994                                   3,164
                                                   =====
Depreciation
31 December 1994                                   1,634
                                                   =====

Depreciation charged in year                         388
                                                   =====


Capital commitments

Capital expenditure contracted but not provided for, and authorised but not contracted for, for which no provision has been made in these accounts was as follows:


                                                     Group
                                                      1994
                                                  (pounds)000
Contracted but not provided for                       2,711

Authorised but not contracted for                     1,522
                                                      =====

12   Fixed asset investments


Group


                                                                  Other
                                     Associated undertakings     unlisted
                                     Shares           Loans       shares        Total
                                   (pounds)000    (pounds)000   (pounds)000  (pounds)000
Cost
1 January 1994                           23         --              29           52

Additions                                25         225           --            250

Share of profit after taxation           72         --            --             72

Dividend paid                            (8)        --            --             (8)
                                       ----         ----          ----         ----
31 December 1994                        112          225            29          366
                                       ----         ----          ----         ----
Provisions
1 January 1994                         --           --            --           --
                                       ----         ----          ----         ----
31 December 1994                       --           --              29           29
                                       ----         ----          ----         ----
Net book value
                                       ====         ====          ====         ====
31 December 1994                        112          225          --            337
                                       ====         ====          ====         ====



Company
                                                 Subsidiary undertakings
                                           Shares         Loans         Total
                                        (pounds)000   (pounds)000   (pounds)000
Cost

31 December 1994                            8,361         7,084         15,445
                                          =======       =======        =======

31 December 1994                            2,091         6,892          8,983
                                          =======       =======        =======

Net book value

                                          =======       =======        =======
31 December 1994                            6,270           192          6,462
                                          =======       =======        =======

The principal subsidiary undertakings and associated undertakings which are included within the consolidation are as follows:

                                                 Proportion of
                                              ordinary shares held
Name of company                              Directly    Indirectly   Nature of business
(a)  Companies registered in England                %             %
     and Wales
Cine-Europe Limited                                             100   16mm film cameras and ancillary
                                                                      equipment
Cinevideo Limited                                               100   Broadcast video cameras and other
                                                                      equipment
Cine Holdings Limited                            100                  Holding company
Samfreight Limited                               100                  Specialised freight forwarding agents
                                                                      and travel service
Samuelson Communications Limited                 100                  Audio visual, video, sound and special
                                                                      equipment
Samuelson Film Service London Limited            100                  Film cameras and ancillary equipment
* Samuelson Presentations Limited                100                  Computer-controlled lighting equipment
T P Sound Services Limited                       100                  Theatrical and event sound equipment
Grip House Limited                               100                  Film equipment and studio facilities
*Samuelson Media Limited                         100                  Staging for major musical events
2.35 Research Plc                                                50   Design and manufacture of anamorphic
                                                                      camera lenses

*    Company ceased trading from 1 April 1994

(b)  Companies incorporated in Australia

John Barry Group Pty Limited                                    100   Audio visual, video and film equipment
                                                                      sales
Samuelson Cases Australia Pty Limited                           100   Custom built equipment cases
Samuelson Film Service (Australia)
Pty Limited                                                     100   Film cameras and ancillary equipment
Samuelson Group Pty Limited                      100                  Australian holding company

(c)  Companies incorporated in France


Samuelson Alga Cinema SA                         100                  Film cameras and ancillary equipment
Cinecam SA                                                      100   Film cameras and ancillary equipment

(d)  Companies incorporated in the United States of America

Samuelson Group Inc                              100                  United States holding company
Audio Visual Headquarters Corporation                           100   Audio visual equipment
Victor Duncan Inc                                               100   Film cameras and ancillary equipment

(e)  Company incorporated in Singapore

Samuelson Film Service Pte Limited
Singapore                                                       100   Film cameras and ancillary equipment

(f)  Company incorporated in New Zealand

Film Facilities Limited                                          30   Film cameras and ancillary equipment


There is only one class of shares for each subsidiary and associated undertaking.

13   Stocks


                                                  Group      Company
                                                   1994        1994
                                               (pounds)000  (pounds)000
Finished goods and goods for
resale                                            2,102         --
                                                  -----       -----
                                                  2,102         --
                                                  =====       =====


14   Debtors


                                                  Group       Company
                                                   1994        1994

                                               (pounds)000  (pounds)000
Trade debtors                                     9,950          26

Amounts owed by parent
undertaking                                         399         399

Amounts owed by subsidiary
undertakings                                        --         6,486

Other debtors                                     1,483         768

Prepayments and accrued income                    1,426          78

Dividends receivable                                --       15,303
                                                 ------      ------
                                                 13,258      23,060
                                                 ======      ======



Other debtors include amounts totalling (pounds)525,000 which are recoverable after more than one year.


15   Investments held as current assets


                                                            1994
                                                           (pounds)
Unlisted investments                                          --

Short term deposits                                          620
                                                             ---
                                                             620
                                                             ===

16   Creditors: amounts falling due within one year


                                                  Group       Company
                                                   1994        1994
                                                (pounds)000  (pounds)000

Bank loans and overdrafts
(note 17)                                         7,954         5,525

Current instalments of
other loans (note 17)                                42           --

Bills of exchange payable                           260           --

Obligations under finance leases
and hire purchase contracts                         369            10

Trade creditors                                   4,693            31

Amounts owed to subsidiary
undertakings                                        --          6,893

Corporation tax                                   1,364           --

Other taxation and social security
costs                                             1,357           179

Other creditors                                   1,098            48

Accruals and deferred income                      3,730           777
                                                 ------        ------
                                                 20,867        13,463
                                                 ======        ======


17   Creditors: amounts falling due after more than one year


                                                  Group       Company
                                                   1994        1994
                                               (pounds)000  (pounds)000
Bank loans                                        2,329           --

Other loans                                          45           --

Obligations under finance leases
and hire purchase contracts                         298           --
                                                  -----         ------
                                                  2,672           --
                                                  =====         ======



Bank loans and overdrafts of the group of (pounds)10,282,000 and the company of

(pounds)5,525,000 are secured by charges over assets of the company and its subsidiary undertakings.

17   Creditors: amounts falling due after more than one year (continued)


                                                  Group      Company
                                                   1994        1994
                                               (pounds)000  (pounds)000
Bank loans and overdrafts

Amounts payable:
 Within one year                                  7,954        5,525

 Between one and two years                          924          --

 Between two and five years                       1,405          --
                                                 ------        ------
                                                 10,283         5,525
                                                 ======        ======

Other loans

Amounts payable:
 Within one year                                     42          --
 Between one and two years                           42          --
 Between two and five years                           3            --
                                                 ------        ------
                                                     87          --
                                                 ------        ------
AVHQ landlord loan repayable
 in instalments under 5 years
 at an interest rate of 10.75%                       87          --
                                                 ======        ======


Obligations under finance leases and hire purchase contracts

                                                  Group      Company
                                                   1994        1994
                                               (pounds)000  (pounds)000

Amounts payable:
Within one year                                     369           10

Between one and two years                           228         --

Between two and five years                           70         --
                                                  -----        -----
                                                    667           10
                                                  =====        =====


18   Provisions for liabilities and charges


                                           Deferred       Other
                                           taxation     provisions      Total
                                         (pounds)000   (pounds)000   (pounds)000
Group
1 January 1994                                607             691        1,298

Exchange adjustments                           38           --              38

Utilised in year                              --             (99)          (99)

Released to profit and
    loss account                              --            (297)         (297)

Charged to profit and
    loss account                              143             89           232
                                           ------         ------        ------
31 December 1994                              788            384         1,172
                                           ======         ======        ======


                                           Deferred       Other
                                           taxation     provisions      Total
                                         (pounds)000   (pounds)000    (pounds)000
Company

1 January 1994                               --

Utilised in year                             --
                                          ------         ------          ------
31 December 1994                             --           1,001           1,001
                                          ======         ======          ======



                                                 Group      Company
                                                  1994        1994
                                              (pounds)000  (pounds)000
Other provisions comprise:
Provision for future
support required by                               --           617
subsidiaries

Provision for pension scheme
funding                                            184         184

Provision for rent on
disused property                                   200         200
                                                 -----       -----
                                                   384       1,001
                                                 =====       =====


Deferred taxation


                                      Amount provided         Amount unprovided
                                           1994                    1994
                                        (pounds)000              (pounds)000
Deferred taxation comprises:
Accelerated capital allowances
and other timing differences                 788                     --
                                           =====                   =====


The group has an unrecognised deferred tax asset of (pounds)4.8 million.

The company had no liability to deferred taxation at 31
December 1994.

19   Share capital


                                                          1994
                                                       (pounds)000
Authorised
28,500,000 deferred shares of 20p each                    5,700

1,000 ordinary shares of US$1 each                            1
                                                          -----
                                                          5,701
                                                          =====
Allotted, issued and fully paid
22,350,694 deferred shares of 20p each                    4,470

1,000 ordinary shares of US$1 each                            1
                                                          -----
                                                          4,471
                                                          =====


In 1991 the share capital of the company was reorganised such that the authorised share capital was increased by US$1,000 and 1,000 shares of US$1 each were issued for cash to the holders of the ordinary shares of (pounds)1 each.

The ordinary shares of (pounds)1 each were converted into deferred shares. The deferred shares have the following terms:

     o    no right to participate in any dividend declared by the company;

     o on a liquidation, reduction of capital or otherwise, the right to receive the amount paid up on the shares after the holders of the ordinary shares have received the sum of (pounds)40,000 per ordinary share;

     o no right to receive notice of, or attend, or vote at any General Meeting of the Company; and

     o    no right to receive any allotment of any shares of the company.

The rights of the US$ shares are the same as the former ordinary shares.

These transactions were recorded in the books of account during 1994.

20   Reserves
                                                             Group and Company
                                                                   1994
                                                                (pounds)000

Share premium account                                             8,607
                                                                  =====

                                                   Group         Company
                                                    1994           1994
                                                (pounds)000    (pounds)000
Profit and loss account:
Balance 1 January 1994                             (1,010)

Retained profit for the year                        9,786

Surplus arising on acquisition
of subsidiary undertaking                              95

Currency translation adjustments on
consolidation of overseas
subsidiary undertakings                               194           --
                                                   ------         ------
Balance 31 December 1994                            9,065          1,030
                                                   ======         ======
Merger reserve                                      1,006          1,006
                                                   ======         ======



No profit and loss account is presented for the holding company as allowed by
Section 230 of the Companies Act 1985. A profit of (pounds)16,810,000 has been dealt with in the financial statements of the holding company.


21   Reconciliation of movement in shareholders' funds


                                                           1994
                                                        (pounds)000
Profit for the year                                         9,786

Other recognised gains and losses relating to the year        194

Surplus arising on acquisition of subsidiary undertaking       95


Opening shareholders' funds                                13,074
                                                           ------
Closing shareholders' funds                                23,149
                                                           ======

22 Reconciliation of operating profit to net cash inflow from operating activities


                                                           1994
                                                        (pounds)000
Operating profit                                            7,232

Depreciation charges                                        9,505

(Profit) on disposal of fixed assets                         (565)

Amounts written off investments                                29

(Increase) in stocks                                          (10)

(Increase)/decrease in debtors                                960

Movements on inter-group balances                          (1,832)

Decrease) in creditors                                     (1,002)

(Decrease) in other provisions                               (326)
                                                          -------
Net cash inflow from operating activities                  13,991
                                                          =======


23   Analysis of changes in cash and cash equivalents during the year


                                                           1994
                                                        (pounds)000
1 January 1994                                            (7,389)

Foreign exchange rate adjustments                             87

Net cash inflow/(outflow)                                  2,300

                                                          ------
31 December 1994                                          (5,002)
                                                          ======


24   Analysis of balance of cash and cash equivalents

                                                        1994
                                                     (pounds)000
Cash at bank and in hand                                  128

Short term deposits                                       620

Bank overdrafts                                        (5,750)
                                                       ------
                                                       (5,002)
                                                       ======


25   Analysis of changes in financing during the year


                                                                       HP and
                                            Share                  finance lease
                                            capital       Loans     obligations
                                         (pounds)000  (pounds)000   (pounds)000
1 January 1994                               4,471       3,573          685

Foreign exchange rate adjustments             --          (135)          13

Cash inflow/(outflow) from financing          --         1,182         (512)

Inception of finance lease contracts          --          --            481
                                            ------      ------       ------
31 December 1994                             4,471       4,620          667
                                            ======      ======       ======

26   Disposal of discontinued operations


                                                                        1994
                                                                     (pounds)000
Net assets disposed of:
Fixed assets (shown as current assets)                                 2,225
Debtors                                                                  169
                                                                       -----
                                                                       2,394
Profit on disposal                                                     1,606
                                                                       -----
Disposal proceeds                                                      4,000
                                                                       =====
Satisfied by:
Cash                                                                   4,000
                                                                       =====


Discontinued operations disposed of during 1994 contributed (pounds)1,611,000 to the group's net operating cash flows.

27   Contingent liabilities


The company and its United Kingdom subsidiary undertakings have entered into bank guarantees secured by first fixed and floating charges over assets of the company and its UK subsidiary undertakings in respect of bank borrowings of the ultimate parent company and its UK subsidiary undertakings. At 31 December 1994 these bank borrowings amounted to (pounds)44,293,000 for the group and (pounds)43,679,000 for the company.

28   Financial commitments

     (a) During 1994 an overseas subsidiary entered into an agency agreement requiring minimum commission payments of (pounds)450,000 to be made in the year to 31 March 1994 increasing to (pounds)503,000 per annum in the year to 31 March 1995 and (pounds)560,000 per annum in the year to 31 March 1996.

     (b) The group is liable under leases on properties which are no longer occupied for the group's business as follows:


                 Lease expiry date      Annual rental                 Details

Lease A               2010              (pounds)126,500          Sublet at rental of (pounds)90,500 until 1997
Lease B               2012              (pounds)30,900           Sublet rent free until 1 March 1996 and
                                                                 then at (pounds)27,425 pa
Lease C               2010              (pounds)410,000          Sublet on same term until 2010

Provision of (pounds)136,000 (1994: (pounds)200,000) has been made against lease A and lease B (see note 17).


     (c) The annual minimum lease payments under operating leases to which the group was committed at 31 December 1994 were as follows:



                                           1994
                                         Property         Other
                                       (pounds)000      (pounds)000
Group
Lease expires:
Within one year                               33            55

Between two and five years                 1,608            118

After five years                             745             33
                                           -----          -----
                                           2,386            206
                                           =====          =====
Company
Lease expires:
Within one year                             --               12

Between two and five years                   660              5

After 5 years
                                           -----          -----
                                             660             17
                                           =====          =====


29   Pensions

Defined contribution scheme


The group operates a defined contribution scheme for its executives and UK employees. The assets of the scheme are held in an independently administered fund. The pension cost represents contributions payable by the group to the fund and amounted to (pounds)282,000. Included in prepayments in respect of the scheme are contributions totalling (pounds)55,000.

Defined benefit scheme


The company operates a defined benefit pension scheme, 'The Samuelson Group Plc 1991 Pension Plan' providing benefits based on final pensionable salary. The assets of the scheme are held separately from those of the group, being invested with independent fund mangers. The contributions are determined by an independent qualified actuary on the basis of triennial valuations using the projected unit method.


The pension charge in the profit and loss account for the year was (pounds)89,000 which represents the regular cost including amortisation of the scheme's funding deficiency. It is intended that the deficiency will be amortised over a period of ten years.


30   Ultimate parent company

Until the listing of the company, the directors regard Eagle Trust plc, a company registered in England and Wales, as the company's ultimate parent company.

Eagle Trust plc is the parent undertaking of the largest group of which Samuelson Group Plc is a member and for which group accounts are drawn up. Copies of these group accounts are available from Samuelson Group Plc, Unit 27, 12 Taunton Road, The Metropolitan Centre, Greenford, Middlesex, UB6 8UQ. Samuelson Group Plc, a company registered in England and Wales, is the parent undertaking of the smallest group for which group accounts are drawn up. Copies of these group accounts are available from Samuelson Group Plc, Unit 27, 12 Taunton Road, The Metropolitan Centre, Greenford, Middlesex, UB6 8UQ.

                          VISUAL ACTION HOLDINGS PLC
                             1997 INTERIM REPORT

Chairman's Statement

Introduction

During the six months to 30 June 1997, Visual Action Holdings plc achieved successful business growth and made significant developments in its strategy for the future. The Group reported consolidated turnover for the six months to 30 June 1997 of (pounds)58.03 million ((pounds)43.83 million), an increase of 32%. Operating profit before exceptional items increased by 34% to (pounds)5.29 million ((pounds)3.96 million).

During the period the Group successfully completed the acquisition of MES Holdings Limited ("MES") and its subsidiaries for a maximum consideration of (pounds)23.1 million, and the disposal of the Film Services division for a gross consideration of (pounds)37.5 million. As previously reported, MES is the UK's leading independent exhibition services provider and its acquisition complements the activities of the Group's existing audio-visual businesses. The background to and the reasons for both the acquisition of MES and the disposal of the Film Services division were set out in the circular to shareholders, dated 20 May 1997 seeking approval for the transactions, which was obtained on 4 June 1997.

Since the period-end, the Group has announced the acquisition of Hospitality Resources Incorporated, ("HRI"), a Chicago based provider of hotel audio-visual outsourcing contracts, for a consideration of $15.5 million ((pounds)9.2 million) plus the refinancing of bank and other loans amounting to approximately $6 million ((pounds)3.6 million).

As a consequence of the MES acquisition and the Film Services disposal, it is relevant to concentrate on the comparative performance of the Group's continuing operations. These reported consolidated turnover for the six months of (pounds)41.50 million ((pounds)24.85 million), an increase of 67%, which resulted in operating profit before exceptional items increasing by 41% to (pounds)4.32 million ((pounds)3.07 million). Earnings per share excluding exceptional items have risen by 6.3% to 6.7 pence per share, after a 14% increase in the number of ordinary shares over the weighted average number used in 1996.

The strength of sterling during the period adversely affected the Group's results due to the impact on the translation of overseas subsidiary earnings. At a constant exchange rate, the growth in earnings per share over the corresponding period last year would have been 12.9%.

The Company plans to pay an interim dividend of 1.7p per share on 10 October 1997 to shareholders registered on 16 September 1997. This compares to the 1996 interim dividend of 1.2p per share, which was pro-rated in respect of the period from the Company's flotation on 6 March 1996.

Operational Review
Audio-visual


The audio-visual businesses followed their outstanding performance in 1996 with further improvement. Turnover in the six months to 30 June 1997 was up 70% to (pounds)33.09 million ((pounds)19.49 million) and operating profit up 50% to (pounds)4.20 million ((pounds)2.80 million). These results included Blitz Communications, acquired in late June 1996, which contributed (pounds)3.26 million of turnover and (pounds)0.47 million of operating profit and S & S Holdings, which was purchased in September 1996 and contributed (pounds)8.26 million and (pounds)0.90 million respectively.


The main driver of the improvement arose in the USA, where the meetings industry continues to provide both organic growth and new acquisition opportunities. Excluding the contribution from S & S Holdings, the Group's US audio-visual business showed revenue growth of 19% and operating profit growth of 14% in local currency. A further two staging operations were opened in the USA this year, in addition to the one opened in the second half of 1996. These are now making positive contributions, although the start-up costs have had a negative impact on the reported operating profit growth in the six months to 30 June 1997.


Since 30 June 1997, the US business has been successful in obtaining two further hotel chain audio-visual outsourcing contracts with estimated incremental annualised revenues in excess of $15.0 million ((pounds)8.7 million), the benefits of which will flow through in 1998. Together with the recent HRI acquisition, this means that the Group has over 190 hotel contracts which, with its growing network of audio-visual staging service offices across the USA, gives it a strong national position in this developing industry.

Exhibition Services

MES was included in the Group results for the period from the date of acquisition, 4 June 1997, and its current and expected performance remain in line with those predicted at the time of acquisition.

The Board continues to expect MES to be earnings enhancing in its first full year and believes that it will provide further opportunities for expansion. In addition, its long term order book and stable customer base will improve the predictability of the Group's future earnings.

Broadcast Video

Broadcast video reported a 9% increase in turnover to (pounds)5.83 million ((pounds)5.36 million) but a 26% decrease in operating profit from (pounds)1.25 million to (pounds)0.93 million. The decrease in operating profit is attributable to an increase in the cost base which is necessary for the further development of the business. It includes the opening from September 1996 of a new branch in Singapore. There was also a 17% increase in depreciation reflecting further investment in rental inventory in 1996.


Film Services

The sale of the Group's Film Services division generated a profit over the net book value of assets sold of (pounds)4.64 million after accounting for the direct and indirect costs of the disposal, and after adjusting for goodwill previously written off directly to reserves relating to the acquisition of Film Facilities Limited in May 1996. The resulting cost of restructuring the Group's continuing operations amounted to (pounds)0.49 million.

Cash Flow

Cash flow from operating activities increased by 28% to (pounds)8.91 million. In addition, net proceeds of (pounds)32.80 million arose from the sale of the Film Services division and (pounds)20.00 million was expended on the acquisition of MES. During the period the Group invested (pounds)9.33 million net in new hire equipment. On a like for like basis this level of investment will now reduce because the capital expenditure requirements of MES are significantly less than those of the Film Services division. Net debt at the end of the period was (pounds)6.88 million ((pounds)17.10 million) and net interest charges during the period were covered 7 times (9 times) by operating profit before exceptional items.

Taxation

The taxation charge for the period of (pounds)3.48 million ((pounds)0.8 million) includes (pounds)2.30 million arising on the sale of the Film Services division. Taxation on profit excluding exceptional items has been provided at 26% which is the expected rate for the full year. The increase over 1996 reflects the higher proportion of profits being earned outside the UK where the tax rate benefits from the availability of tax reliefs is limited.

Balance Sheet

Reported tangible net assets of the Group have reduced from (pounds)36.94 million at 31 December 1996 to (pounds)19.34 million at 30 June 1997. This decrease is due to the write-off of goodwill arising on the MES acquisition of (pounds)24.10 million, offset by the retained profit for the period of (pounds)4.36 million. The total amount of goodwill charged to reserves relating to the subsidiaries of the Group acquired since the flotation is shown on the face of the balance sheet and this amounts to (pounds)36.32 million at 30 June 1997 ((pounds)1.85 million).

Prospects

The Board believes that the continued focusing of the Group's resources on the corporate meetings market considerably enhances its ability to generate future growth. The 1997 Group results will be impacted by a different seasonal pattern following the disposal of the Film Services division and the acquisition of MES. MES is biased towards the first half of the year and the Film Services division towards the second half. The full benefits of the MES acquisition will therefore arise in 1998.

The audio-visual businesses have already demonstrated their ability to grow in a significant and developing international market. Since the period end we have extended our USA interest by the acquisition of HRI and signed two significant hotel chain outsourcing contracts.

The Board remains confident of the long term growth prospects of the Group.

On behalf of the Board.

J. B. Smith
Chairman
28th August 1997

Summarised Consolidated Profit and Loss Account for the six months ended 30 June 1997


                                                         Unaudited     Unaudited      Audited
                                                      Half year to  Half year to      Year to
                                                           30 June       30 June  31 December
                                                              1997          1996         1996
                                              Notes    (pounds)000   (pounds)000  (pounds)000
==============================================================================================


Turnover
Continuing operations                                       38,925       24,847     53,872
Acquisitions                                                 2,575         --         --

----------------------------------------------------------------------------------------------

                                                            41,500       24,847     53,872
Discontinued operations                                     16,529       18,985     41,263

----------------------------------------------------------------------------------------------

Total turnover                                    3         58,029       43,832     95,135
Cost of sales                                              (30,261)     (21,317)   (46,894)
----------------------------------------------------------------------------------------------

Gross profit                                                27,768       22,515     48,241
Operating expenses                                         (22,475)     (18,558)   (38,771)

Operating profit
Continuing operations                                        4,172        3,068      5,393
Acquisitions                                                   152         --         --
----------------------------------------------------------------------------------------------

                                                             4,324        3,068      5,393

Discontinued operations                                        969          889      4,077
----------------------------------------------------------------------------------------------


Total operating profit before exceptional items   3          5,293        3,957      9,470
Profit on sale of businesses                                 4,641         --         --
Costs of fundamental restructuring of
continuing operations                                         (485)        --         --
----------------------------------------------------------------------------------------------

Operating profit after exceptional items                     9,449        3,957      9,470
Income from interests in associated undertakings              --             52         54
Interest receivable and similar income                          60           61         62
Interest payable and similar charges                          (823)        (514)    (1,275)
----------------------------------------------------------------------------------------------


Profit on ordinary activities before taxation                8,686        3,556      8,311
Tax on profit on ordinary activities                        (3,478)        (800)    (1,745)
----------------------------------------------------------------------------------------------

Profit on ordinary activities after taxation                 5,208        2,756      6,566
Dividends                                                     (852)        (552)    (2,005)
----------------------------------------------------------------------------------------------


Retained profit for the period                               4,356        2,204      4,561
----------------------------------------------------------------------------------------------


Dividends per ordinary share                                  1.7p         1.2p       4.1p
Earnings per ordinary share                       4
Basic                                                        10.4p         6.3p      14.3p
Basic excluding exceptional items                             6.7p         6.3p      14.3p
==============================================================================================

There is no material difference between the profit on ordinary activities before taxation and the retained profit for the period stated above, and their historical cost equivalents.

Summarised Consolidated Balance Sheet
as at 30 June 1997


                                                         Unaudited        Unaudited           Audited
                                                           30 June          30 June        31 December
                                                              1997             1996              1996

                                                       (pounds)000      (pounds)000       (pounds)000
======================================================================================================


Fixed assets                                                30,390           47,908            50,223
------------------------------------------------------------------------------------------------------

Investments                                                      -              210               203

------------------------------------------------------------------------------------------------------

Current assets
Stock                                                        1,172            2,684             2,648
Debtors                                                     20,048           19,468            19,312
Cash at bank and in hand                                     1,217              562             1,824
------------------------------------------------------------------------------------------------------

                                                            22,437           22,714            23,784

Creditors: amounts falling due within one year             (25,225)         (29,917)          (32,075)
------------------------------------------------------------------------------------------------------

Net current liabilities                                     (2,788)          (7,203)           (8,291)
------------------------------------------------------------------------------------------------------

Total assets less current liabilities                       27,602            40,915            42,135

Creditors: amounts falling due after more than one year     (7,675)           (4,278)          (4,094)

Provisions for liabilities and charges                        (587)            (958)           (1,099)
------------------------------------------------------------------------------------------------------

Net assets                                                  19,340           35,679            36,942
------------------------------------------------------------------------------------------------------

Capital and reserves

Called up share capital                                     10,020            9,200            10,020
Share premium account                                       24,444           16,768            24,444
Purchased goodwill since flotation                         (36,321)          (1,853)          (14,070)
Profit and loss account                                     21,197           11,564            16,548
------------------------------------------------------------------------------------------------------

Equity shareholders' funds                                  19,340           35,679            36,942

======================================================================================================


Summarised Consolidated Statement of Recognised Gains and Losses
for the six months ended 30 June 1997
                                                         Unaudited        Unaudited          Audited
                                                      Half year to     Half year to          Year to
                                                           30 June          30 June      31 December

                                                              1997             1996             1996
                                                       (pounds)000      (pounds)000      (pounds)000
=====================================================================================================

Profit attributable to members of the parent company         4,356            2,204            4,561
Exchange difference on the translation of net assets
of subsidiary undertakings                                     293               59           (1,864)
-----------------------------------------------------------------------------------------------------

Total recognised gains and losses relating
to the period                                                4,649            2,263            2,697
-----------------------------------------------------------------------------------------------------

Summarised Consolidated Cash Flow Statement for the six months ended 30 June 1997


                                                         Unaudited        Unaudited           Audited
                                                      Half year to     Half year to           Year to
                                                           30 June          30 June       31 December
                                                              1997             1996              1996
                                                       (pounds)000      (pounds)000       (pounds)000
=======================================================================================================


Cash flow from operating activities                          8,911            6,981            20,615
Returns on investments and servicing of finance               (763)            (453)           (1,213)
Taxation                                                      (106)          (1,294)           (2,607)
Capital expenditure and financial investment                (9,334)         (11,530)          (20,494)
Acquisitions and disposals
Purchase of subsidiary undertaking                         (20,002)          (8,078)          (17,385)
Net overdrafts acquired with subsidiaries                        -             (369)             (940)
Sale of businesses                                          32,798                -                 -
-------------------------------------------------------------------------------------------------------

                                                            12,796           (8,447)          (18,325)
Equity dividends paid                                       (1,453)               -              (552)
-------------------------------------------------------------------------------------------------------

Cash inflow/(outflow) before use of liquid
 resources and financing                                    10,051          (14,743)          (22,576)
Management of liquid resources                                   -              186               186
Financing - Issue of shares                                      -           10,959            19,464
- Decrease/(increase) in debt                                 (496)             252              (900)
-------------------------------------------------------------------------------------------------------


Increase/(decrease) in cash in the period                    9,555           (3,346)           (3,826)
-------------------------------------------------------------------------------------------------------



Reconciliation of net cash flow to movement
 in net debt (see note 5)
Increase/(decrease) in cash in the period                    9,555           (3,346)           (3,826)
Cash outflow/(inflow) from movement in debt
 and lease financing                                           496             (252)              900
Cash inflow from decrease in liquid resources                    -             (186)             (186)
-------------------------------------------------------------------------------------------------------

Change in net debt resulting from cash flows                10,051           (3,784)           (3,112)
Loans and finance leases disposed/(acquired)
 with subsidiaries                                             394             (507)           (1,832)
New finance leases                                            (154)             (79)             (173)
Translation difference                                         171                -               530
-------------------------------------------------------------------------------------------------------

Movement in net debt in the period                          10,462           (4,370)           (4,587)
Net debt at 1 January 1997                                 (17,345)         (12,758)          (12,758)
-------------------------------------------------------------------------------------------------------

Net debt at 30 June 1997                                    (6,883)         (17,128)          (17,345)
-------------------------------------------------------------------------------------------------------



Reconciliation of operating profit to operating cash flows
Operating profit                                             9,449            3,957             9,470
Depreciation charges                                         7,566            6,137            13,677
Profit on disposal of fixed assets                            (246)            (245)           (1,032)
Exceptional profit on disposal of businesses                (4,641)               -                 -
Exceptional restructuring costs                                485                -                 -
Movement in net current assets                              (3,702)          (2,868)           (1,500)
-------------------------------------------------------------------------------------------------------

Net cash inflow from operating activities                    8,911            6,981            20,615
-------------------------------------------------------------------------------------------------------


Notes to the Unaudited Interim Report
for the six months ended 30 June 1997


1. Publication of non-statutory accounts
   The financial information contained in this interim report does not constitute statutory accounts as defined in section 240 of the Companies Act 1985. The financial information for the full preceding year is based on the statutory accounts for the financial year ended 31 December 1996. Those accounts, upon which the auditors issued an unqualified opinion, have been delivered to the Registrar of Companies.

2. Basis of preparation of interim financial information
   The interim financial information has been prepared on the basis of accounting policies set out in the Group's statutory accounts for the year ended 31 December 1996. Fixed annual charges are apportioned to the interim period on the basis of time elapsed. Other expenses are accrued in accordance with the same principles used in the preparation of the annual accounts. The taxation charge is calculated by applying the directors' best estimate of the annual tax rate to the profit for the period, adjusted for the tax arising on the exceptional gain.

3. Segmental analysis
   a. An analysis of turnover by class of business is as follows:



                                          Unaudited      Unaudited       Audited
                                       Half year to      Half year       Year to
                                            30 June        30 June   31 December
                                               1997           1996          1996
                                        (pounds)000    (pounds)000   (pounds)000
   =============================================================================

   Audio-visual                              33,091        19,492        43,111
   Broadcast video                            5,834         5,355        10,761
   Exhibition services                        2,575           --           --
   Film services - discontinued              16,529        18,985        41,263

 ------------------------------------------------------------------------------
   Total turnover                            58,029         43,832       95,135
 ==============================================================================




   b. An analysis of operating profit before exceptional items by class of business is as follows:

   Audio-visual                               4,196         2,795         4,279
   Broadcast video                              932         1,249         2,730
   Exhibition services                          152          --            --
   Film services - discontinued                 969           889         4,077
   Common costs                                (956)         (976)       (1,616)
 ------------------------------------------------------------------------------
   Total operating profit before exceptional
     items                                    5,293         3,957         9,470
 ==============================================================================



   c. An analysis of turnover by geographical origin is as follows:

   United Kingdom                            19,626        13,976        32,897
   United States of America                  30,395        21,587        44,330
   Australasia and South East Asia            5,340         4,702        10,552
   France                                     3,327         4,018         8,334
   Inter-area sales                            (659)         (451)         (978)
 ------------------------------------------------------------------------------
   Total turnover                            58,029        43,832        95,135
 ==============================================================================



   d. An analysis of operating profit before exceptional items by geographical origin is as follows:

   United Kingdom                             1,614         1,531         3,904
   United States of America                   3,709         2,680         4,792
   Australasia and South East Asia              671           522         1,595
   France                                       255           200           795
   Common costs                                (956)         (976)       (1,616)
-------------------------------------------------------------------------------

   Total operating profit before
     exceptional items                        5,293         3,957         9,470
===============================================================================

4. Earnings per ordinary share
   Basic

   The calculation of the basic earnings per ordinary share is based on the profit on ordinary activities after taxation and all exceptional items, namely (pounds)5,208,000 (30 June 1996: (pounds)2,756,000; 31 December 1996:
   (pounds)6,566,000) and on 50,098,544 (30 June 1996: 43,857,000; 31 December
   1996: 45,931,000) ordinary shares.

   Basic excluding exceptional items

   The calculation of the basic earnings per ordinary share excluding exceptional items is based on the profit on ordinary activities after taxation but before all exceptional items, namely (pounds)3,352,000 (30 June 1996: (pounds)2,756,000; 31 December 1996: (pounds)6,566,000) and on
   50,098,544 (30 June 1996: 43,857,000; 31 December 1996: 45,931,000) ordinary shares.

   The number of ordinary shares is calculated using the weighted average number of ordinary shares in issue and ranking for dividend during the period. The number of ordinary shares in issue at 30 June 1997 was 50,098,544.


5. Analysis of net debt


                                       At        Cash   Acquisition        Other   Exchange           At
                                 1 January       flow    & disposal     non-cash    movement      30 June
                                      1997              (excl. cash &     changes                    1997
                                                         overdrafts)
                               (pounds)000 (pounds)000   (pounds)000  (pounds)000  (pounds)000  (pounds)000
=========================================================================================================
   Cash at bank and in hand          1,824        (589)                               (18)      1,217
   Overdrafts                      (11,652)     10,144                                 20      (1,488)
---------------------------------------------------------------------------------------------------------

                                                 9,555
   Debt due after one year          (3,752)        744                                 71      (2,937)
   Debt due within one year         (2,681)       (640)                                75      (3,246)
   Finance leases                   (1,084)        392         394       (154)         23        (429)
---------------------------------------------------------------------------------------------------------

                                                   496

   TOTAL                           (17,345)     10,051         394       (154)        171      (6,883)
=========================================================================================================


6. Availability of the interim report

   Copies of this interim report are being posted to all shareholders on the register at 28 August 1997. Copies are available on request from the company secretary at the registered office of the Group at Spencer House, 23 Sheen Road, Richmond, Surrey TW9 1BN.


NOTE 7. Differences between accounting principles generally accepted in the United Kingdom and the United States


The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom (UK GAAP), which differ in certain material respects from generally accepted accounting principles in the United States (US GAAP). The effects of the significant differences in the determination of retained profit and equity shareholders' funds are set out below.


Goodwill


Under UK GAAP goodwill arising on the acquisition of subsidiaries and associates is written off immediately against reserves. Under US GAAP goodwill is capitalized and amortised by charges against income over its estimated useful economic life, subject to a maximun of forty years. For the purposes of the reconciliations below, the useful life of goodwill has been taken to be 25 years.


Under UK GAAP deferred taxation is provided using the liability method in respect of the taxation effect of all material timing differences to the extent that it is considered probable that liabilities will crystallise in the foreseeable future. With respect to timing differences giving rise to a deferred tax asset, under UK GAAP the asset is generally not recognised unless recovery within the immediate term is certain. Under US GAAP, as set out in Statement of Financial Accounting Standards No. 109, deferred taxation is generally provided on a full liability basis and deferred tax assets are recognised in full having regard to any required valuation allowance.


Proposed Dividends


Under UK GAAP ordinary dividends are provided for in the financial year in respect of which they are proposed together with the related advance corporation tax ("ACT") provision. Under US GAAP such dividends and the related ACT payable thereon are not provided for until formally declared by the Board of Directors.

                                      Half year to             Half year to
                                           30 June                  30 June
                                              1997                     1996
                                      (pounds) 000             (pounds) 000
                                    --------------           --------------

Retained profit under UK GAAP                4,356                    2,204

Adjustments:
Goodwill amortisation                         (312)                      (6)
Deferred taxation                             (484)                    (152)
Proposed dividends                             852                      552

Net Income as adjusted in accordance
                                     --------------           --------------
with US GAAP                                 4,412                    2,598
                                     ==============           ==============


                                              As at                     As at
                                            30 June                   30 June

                                               1997                      1996
                                       (pounds) 000              (pounds) 000
                                     --------------            --------------
Equity shareholders' funds under
  UK GAAP                                    19,340                    35,679

Adustments:
Goodwill                                     35,852                     1,847
Deferred taxation                             4,317                     5,787
Proposed dividends                              852                       552

Equity shareholders' funds as
adjusted in accordance with US GAAP  --------------             ---------------
                                             60,361                     43,865
                                     ==============             ===============


                                       Half year to                Half year to
                                            30 June                     30 June
                                               1997                        1996
                                       (pounds) 000                (pounds) 000
                                     --------------              --------------
Cash flow activity under US GAAP

Net cash (utilised)/provided by
  operating activities                       (2,102)                      8,699
Net cash provided/(utilised) by
  investing activities                        3,462                     (19,791)
Net cash (utilised)/provided by
  financing activities                       (1,949)                     11,211
Currency translation                            (18)                          0

Net (decrease)/increase in cash      --------------             ---------------
  and cash equivalents                         (607)                        119

Cash and cash equivalents at start
  of period                                   1,824                         443
                                     ---------------            ---------------
Cash and cash equivalents at end of
  period                                      1,217                         562
                                      ===============            ===============

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



        The following unaudited pro forma consolidated financial information of Caribiner International, Inc. (the "Company") gives effect to (i) the acquisition of substantially all of the assets and assumption of certain of the liabilities of Video Supply Company, Inc. d/b/a Projexions Video Supply and Projexions/Video Supply Company (together, "Projexions") (acquired January,
1997), (ii) the acquisition of all of the outstanding capital stock of Blumberg Communications, Inc. ("Blumberg") (acquired January, 1997), (iii) the acquisition of substantially all of the assets and assumption of certain of the liabilities of D&D Enterprises, Inc. d/b/a Show Solutions ("Show Solutions") (acquired April, 1997), (iv) the acquisition of all of the outstanding capital stock of WCT Live Communications Limited ("WCT") (acquired June, 1997), (v) the acquisition of all of the outstanding capital stock of Bauer Audio Visual, Inc. ("Bauer") (acquired July, 1997), (together with the acquisitions of Projexions, Blumberg, Show Solutions and WCT, the "Prior Acquisitions"), (vi) the acquisition of substantially all of the outstanding capital shares of Visual Action Holdings plc ("VAH") (acquired in November, 1997), (vii) the disposition by VAH of substantially all of the assets of its Film Services division ("FSD") (sold in June, 1997), the acquisitions by VAH of all of the outstanding capital shares of MES Holdings Limited ("MES") (acquired in June, 1997) and all of the outstanding capital stock of Hospitality Resources Incorporated ("HRI") (acquired in July, 1997) and the Company's planned disposition of all of the assets of VAH's Broadcast Video division ("BVD") (collectively, the "VAH Acquisitions and Disposals"), (viii) the repayment with the proceeds of the public offering of common stock completed in March, 1997 of the bank borrowings which would have been incurred in connection with the acquisitions of Projexions and Blumberg, and (ix) the borrowings under the Company's credit facilities used to fund the acquisitions of WCT, Bauer and VAH. The Company is in the process of completing its review and evaluation of the fair value of the assets and liabilities acquired, as well as finalizing its integration plans. The pro forma financial information does not reflect any cost savings which are anticipated from the integration of the operations of VAH with the Company's existing audio-visual and staging equipment business. Such integration plans remain subject to finalization.



        The Company believes that the accompanying unaudited consolidated pro forma financial information contains all adjustments necessary to fairly present its financial position as of September 30, 1997, and the results of its operations of the year then ended as if, in the case of the Unaudited Pro Forma Consolidated Balance Sheet, the (i) acquisition of VAH, (ii) acquisition by VAH of HRI and the Company's planned disposition of VAH's BVD, and (iii) borrowings under the Company's credit facilities had occurred on September 30, 1997, and in the case of the Unaudited Pro Forma Consolidated Statement of Operations, each of the events described above had occurred on October 1, 1996.




        The unaudited pro forma consolidated financial information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro forma consolidated financial information presented herein is based upon the historical consolidated financial statements of each of the Company and VAH, and should be read in conjunction with such financial statements and the related notes thereto, all of which are included elsewhere in this Form 8-K/A or in the Company's other filings with the Securities and Exchange Commission.



        The Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1997 includes Projexions' historical results of operations for the three months ended December 31, 1996, Blumberg's historical results of operations for the four months ended January 31, 1997, Show Solutions' historical results of operations for the seven months ended April 30, 1997, WCT's historical results of operations for the eight months ended May 31, 1997, and Bauer's historical results of operations for the nine months ended June 30, 1997. The Company's historical results of operations for the year ended September 30, 1997 includes the results of operations of Projexions since January 9, 1997, the results of operations of Blumberg since February 1, 1997, the results of operations of Show Solutions since April 30, 1997, the results of operations of WCT since June 12, 1997 and the results of operations of Bauer since July 3, 1997, in each instance, representing the effective date of acquisition. Certain reclassifications have been made to the Company's Consolidated Statement of Operations for the year ended September 30, 1997.
The results of operations of each of Projexions, Blumberg, Show Solutions, WCT and Bauer are included in the column, "Prior Acquisitions" in the accompanying Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1997.



        The Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1997 includes VAH's historical results of operations for VAH's twelve months ended June 30, 1997. The historical results of operations of VAH have been adjusted to conform to the generally accepted accounting principles of the United States and have been translated into United States dollars based upon the appropriate exchange rates.



        The Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1997 (i) excludes FSD's historical results of operations for the eleven months ended May 31, 1997, (ii) includes MES's historical results of operations for the eleven months ended May 31, 1997 and HRI's historical results of operations for the twelve months ended June 30, 1997 and (iii) excludes BVD's historical results of operations for the twelve months ended June 30, 1997. The VAH historical results of operations for the year ended June 30, 1997 included the results of operations of FSD through June 4, 1997, the effective date of disposition and the results of operations of MES since June 6, 1997, the effective date of acquisition. The results of operations of each of FSD, MES, HRI and BVD are incuded in the column, "VAH Acquisitions and Dispositions" in the accompanying Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1997. The historical results of operations of the VAH Acquisitions and Dispositions have been adjusted to conform to the generally accepted accounting principles of the United Sates and have been translated into United States dollars based upon the appropriate exchange rates.



        The pro forma financial information presented does not purport to be indicative of the financial position or operating results which would have been achieved had the transactions described above taken place at the dates indicated and should not be construed as representative of the Company's financial position or results of operations for any future date or period.

                        CARIBINER INTERNATIONAL, INC.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              September 30, 1997
              (all amounts, except per share data, in thousands)


                                              ---------------------------------------------------------------------------------
                                                         Historical                                        Pro Forma
                                              ---------------------------------------------------------------------------------
                                                                                 VAH
                                                Caribiner                    Acquisitions                        Caribiner
                                              International,     VAH             and              Pro Forma    International,
                                                  Inc.                        Disposals          Adjustments        Inc.
                                              ---------------------------------------------------------------------------------
   ASSETS
   Cash and cash equivalents                     $10,253        $  2,020       $   498           $ 323,048 (a)   $12,771
                                                                                                  (259,248)(a)
                                                                                                   (58,800)(a)
                                                                                                    (5,000)(a)
   Trade accounts receivable, net                 77,780          28,569        (2,302)                 --       104,047
   Deferred charges                               10,229              --            --                  --        10,229
   Prepaid expenses and other current assets       9,128           4,331          (256)               (189)(b)    13,847
                                                                                                       833 (b)
   Inventories                                        --           1,946          (136)                            1,810
                                                -------------------------------------------------------------------------------
        Total Current Assets                     107,390          36,866        (2,196)                644       142,704

   Property and equipment-net                     45,714          50,447       (15,157)             (4,500)(c)    76,504
   Intangible assets-net                         157,154          59,515        33,163             174,718 (d)   424,550
   Other assets                                    3,619              --           881                (818)(b)     7,849
                                                                                                     4,167 (b)
   Deferred tax asset                                 --           4,317        (1,051)              1,660 (e)     4,927
                                                ===============================================================================
        Total Assets                            $313,877         151,145        15,641             175,871       656,534
                                                ===============================================================================

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Bank line of credit                                --           2,470        14,870                  --        17,340
   Current portion of long-term debt               1,217           5,388        (2,382)                 --         4,223
   Trade accounts payable                         18,816          10,646          (670)                 --        28,792
   Accrued expenses and other current
     liabilities                                  23,200          14,271         2,571               8,652 (f)    48,694

   Accrued production costs                       11,055              --            --                  --        11,055
   Taxes payable                                   4,726           5,182         1,270                  --        11,178
   Deferred income                                12,225              --            --                  --        12,225
                                                 -------------------------------------------------------------------------------
        Total Current Liabilities                 71,239          37,957        15,659               8,652       133,507

   Long-term debt                                 60,642           4,875         3,489             323,048 (a)   333,254

                                                                                                   (58,800)(a)
   Deferred income                                 5,617              --            --                  --         5,617
   Deferred tax liability                            715             495           375                  --         1,585
   Other liabilities                               4,230           7,619          (118)                 --        11,731
                                                -------------------------------------------------------------------------------
        Total Liabilities                        142,443          50,946        19,405             272,900       485,694

   Common stock                                      234          16,633            --             (16,633)(g)       234

   Additional paid-in capital                    159,874          40,577            --             (40,577)(g)   159,874

   Translation adjustment                             11              --            --                                11
   Retained earnings                              11,315          42,989        (3,764)            (39,225)(g)    10,721
                                                                                                      (594)(b)
                                                -------------------------------------------------------------------------------
        Total stockholders' equity               171,434         100,199         2,997             (97,029)      170,840
                                                ===============================================================================
   Total liabilities and stockholders' equity   $313,877        $151,145       $15,641            $175,871      $656,534
                                                ===============================================================================


         See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                        CARIBINER INTERNATIONAL, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Year Ended September 30, 1997
              (all amounts, except per share data, in thousands)

                                                 Historical
                         -----------------------------------------------------------
                                                                            VAH
                            Caribiner                                   Acquisitions
                          International,        Prior                       and
                              Inc.           Aquisitions     VAH         Disposals
                         ----------------  -------------  ---------      ---------
Service revenue            $  212,393        $ 19,886      $  5,186     $       --

Rental revenue                129,865          77,017       171,932         (2,493)
                           ----------        --------       --------        -------
  Total revenue               342,258          96,903       177,118         (2,493)

Cost of service revenue       143,002          14,096         4,418             --
Cost of rental revenue         86,512          58,076       112,648         10,734
                           ----------        --------       --------        -------
  Total cost of revenue       229,514          72,172       117,066         10,734

Gross Profit                  112,744          24,731        60,052        (13,227)

Operating expenses:
  Selling, general and
   administrative expenses     71,270          20,734        40,022         (9,575)

  Depreciation and
   amortization                 8,432             902         2,521           (835)
                           ----------        --------       --------        -------
Total operating expenses       79,702          21,636        42,543        (10,410)
                           ----------        --------       --------        -------

Operating income               33,042           3,095        17,509         (2,817)

Interest expense, net           2,409             837         2,467            575
                           ----------        --------       --------        -------
Income before income taxes     30,613           2,258        15,042         (3,392)

Income tax expense
 (benefit)                     12,551            (529)        3,439          1,842
                           ----------        --------       --------        -------



Net income (loss)          $   18,062           2,787         11,603        (5,234)
                           ==========        ========       ========        =======

Earnings per share         $     0.83              --            --              --
                           ==========        ========       ========        =======




                                 Pro Forma
                         -----------------------------
                                             Caribiner
                           Pro Forma       International,
                          Adjustments           Inc.
                          -----------      --------------
Service revenue            $     --          $ 237,465

Rental revenue                   --            376,321
                            --------        ----------
  Total revenue                  --            613,786

Cost of service revenue          --            161,516
Cost of rental revenue           --            267,970
                            --------        ----------
  Total cost of revenue          --            429,486

Gross Profit                     --            184,300

Operating expenses:
  Selling, general and
   administrative expense        --            122,451

  Depreciation and
   amortization               7,413 (h)         18,433
                            --------        ----------
Total operating expenses      7,413            140,884
                            --------        ----------

Operating income (loss)      (7,413)            43,416

Interest expense net         20,636 (i)         26,944

                            --------        ----------
Income (loss) before income
 taxes                      (28,049)            16,472

Income tax expense
 (benefit)                  (10,714)(j)          6,589
                            --------        ----------

Net income                  (17,335)            $9,883
                            ========       ===========

Earnings per share               --             $ 0.44(k)
                            ========       ===========



    See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

                        CARIBINER INTERNATIONAL, INC.
                  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS
                (amounts in thousands, except per share data)


(a) Adjustments to increase cash resulting from bank borrowings of $323,048, of which $259,248 was used to finance the acquisition of VAH, $58,800 was used to repay substantially all of the outstanding indebtedness under the Company's former credit facilities and $5,000 was used to pay debt issuance costs associated with the Company's new credit facilities.



(b) Adjustment to write-off an aggregate of $1,007 of unamortized debt issuance costs relating to the Company's former credit facilities and to capitalize $5,000 of debt issuance fees relating to the Company's new credit facilities. In connection thereof, the Company recorded an extraordinary loss (net of taxes of $413) of $594.




(c) To adjust the net carrying value of certain fixed assets to estimated fair value.




(d) Adjustment to record additional goodwill of $174,718 resulting from the acquisition of VAH after allocation of the purchase price to the net tangible assets, based upon the balance sheet as of June 30, 1997 used for pro forma purposes only. The final goodwill resulting from the acquisition of VAH will be based upon the net tangible assets acquired as of the effective date of acquisition.


(e) To record deferred taxes arising from the resulting purchase accounting adjustments.


(f) Adjustment to accrue for certain estimated transaction costs which include professional fees, severance and other costs incurred or to be incurred in connection with the acquisition of VAH.


(g) Adjustment to eliminate the stockholders' equity accounts of each of VAH and the VAH Acquisitions and Dispositions upon consummation of the acquisition of VAH.


(h) Net adjustment to increase depreciation and amortization expense resulting from the respective acquisitions and disposals based upon the Company's estimated period of benefit, assuming the acquisitions had occurred on October 1, 1996.


(i) Adjustment to increase interest expense at an annual interest rate of 7% as a result of increased debt incurred to complete the acquisitions of WCT, Bauer and VAH and to repay indebtedness outstanding under the Company's former credit facilities, assuming the acquisition occured on October 1, 1996 and the related debt remained outstanding during the entire period presented.



(j) To adjust the tax provision of the Company on a pro forma basis.


(k) Pro forma net income per common share has been calculated using the weighted average number of shares of common stock outstanding during the period presented, assuming the issuance and sale of only that number of shares as would generate net proceeds sufficient to finance the acquisitions of Blumberg and Projexions, and the application of such proceeds to make such payments as of the beginning of the period presented.